UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Asian Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ASIAN FINANCIAL, INC.
No. 3 Jinyuan Road
Daxing Industrial Development Zone
Beijing 102600, People’s Republic of China
Tel: +8610-6021-2222

Notice Of Annual Meeting Of Shareholders

To Be Held On [    ●    ], 2009

Dear Shareholder:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Asian Financial, Inc. (the “Company”) will be held on [    ●    ], 2009, at [    ●    ] a.m. local time at the Company’s principal executive offices located at No. 3 Jinyuan Road, Daxing Industrial Development Zone, Beijing 102600, People’s Republic of China, for the following purposes, as more fully described in the accompanying proxy statement:

1. To ratify the current positions of five directors to hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

2. To ratify the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the Company’s independent auditor for the fiscal year ending June 30, 2010.

3. To amend the Articles of Incorporation as follows:

(a) To change the name of the Company to “Duoyuan Printing, Inc.”;

(b) To provide for indemnification of directors;

(c) To provide for elimination of liability of directors except for certain actions;

(d) To provide for an unlimited number of authorized shares;

(e) To provide for the common shareholders to receive the net assets upon a dissolution or liquidation type event;

(f) To provide that directors may only be removed for cause;

(g) To provide that a shareholder action via written consent shall be approved by that percentage that would be required at a shareholders’ meeting instead of the current unanimous vote requirement;

(h) To provide that a special shareholders’ meeting shall not be held unless at least 25% of all of the votes entitled to be cast demand a special shareholders’ meeting; and

(i) To allow the directors to enact, amend or repeal bylaws.

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on [    ●    ], 2009 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof. A list of shareholders will be available beginning ten days prior to the Annual Meeting during normal business hours at the office of the Chief Executive Officer of the Company at the Company’s principal executive offices located at No. 3 Jinyuan Road, Daxing Industrial Development Zone, Beijing 102600, People’s Republic of China.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning the enclosed proxy card, even if you plan to attend the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your broker, bank or other nominee regarding the voting instructions. You may vote your shares in person even if you previously returned a proxy card. Please note,

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however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on [    ●    ], 2009

You may also read the Company’s annual report and this notice and proxy statement at www.proxydocs.com/DYP.

BY ORDER OF THE BOARD OF DIRECTORS

Wenhua Guo
Chairman
Beijing, People’s Republic of China
[    ●    ], 2009

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

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ASIAN FINANCIAL, INC.
No. 3 Jinyuan Road
Daxing Industrial Development Zone
Beijing 102600, People’s Republic of China
Tel: +8610-6021-2222

PROXY STATEMENT

2009 ANNUAL MEETING OF SHAREHOLDERS

GENERAL

Asian Financial, Inc. (the “Company”) is furnishing this proxy statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Shareholders to be held on [    ●    ], 2009, at 10:00 a.m. local time, at the Company’s principal executive offices located at No. 3 Jinyuan Road, Daxing Industrial Development Zone, Beijing 102600, People’s Republic of China, and at any adjournments thereof (the “Annual Meeting”). These materials will be mailed to shareholders on or about [    ●    ], 2009.

Only holders of the Company’s common shares as of the close of business on [    ●    ], 2009 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, there were [    ●    ] shares of common stock outstanding. If your shares are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and hold these shares in “street name.” These proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting, unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

A majority of the common shares outstanding entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Shareholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of shareholders present at the meeting for purposes of determining whether a quorum is present.

Each shareholder of record is entitled to one vote at the Annual Meeting for each common share held by such shareholder on the Record Date. Shareholders do not have cumulative voting rights. Shareholders may vote their shares by using the proxy card enclosed with this proxy statement. All proxy cards received by the Company, which are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received that does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the ratification of the current positions of the Board listed on the proxy card and in this proxy statement, for the ratification of the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the Company’s independent auditor for the fiscal year ending June 30, 2010 and for the amendment of the articles of incorporation (the “Articles of Incorporation”) of the Company.

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this proxy statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

Under Wyoming law and the Company’s Articles of Incorporation and bylaws (the “Bylaws”), directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. A plurality means that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item, the item is approved if the votes cast, represented in person or by proxy, favoring the item exceed the votes cast, in person or by proxy, opposing the item. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if shareholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

A shareholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to Christopher Patrick Holbert, the Chief Executive Officer of the Company, at the Company’s principal executive offices at No. 3 Jinyuan Road, Daxing Industrial Development Zone, Beijing 102600, People’s Republic of China, or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the shareholder actually votes in person at the Annual Meeting.

The proxy card accompanying this proxy statement is solicited by the Board. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers, banks and other fiduciaries who hold common shares for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to shareholders.

PROPOSAL 1 — RATIFICATION OF DIRECTORS

At the Annual Meeting, the shareholders will vote to ratify the current positions of five directors (each, a “Director”) to serve for a one-year term until the 2010 annual meeting of shareholders and until their successors are duly elected and qualified. The Board has unanimously approved the nomination of Wenhua Guo, Xiqing Diao, Lianjun Cai, Punan Xie and James Zhang to the Board. The nominees have indicated that they are willing and able to serve as directors. If any of these individuals becomes unable or unwilling to serve, the accompanying proxy may be voted for the ratification of such other person as shall be designated by the Board.

The name, age, business experience and year in which the term expires of each member of the Board are set forth below:

			Term Expires on the
			Annual Meeting held
Name	Age	Position	in the Year

Wenhua Guo(1)	47	Chairman of the Board	2010
Xiqing Diao(2)	39	Director	2010
Lianjun Cai	58	Director	2010
Punan Xie	73	Director	2010
James Zhang	38	Director	2010

(1)	Mr. Guo served as our chief executive officer from October 6, 2006 until he resigned on June 29, 2009.

(2)	Mr. Diao served as our interim chief executive officer from July 9, 2009 to August 26, 2009.

Wenhua Guo, Chairman of the Board.  Mr. Guo is the founder of Duoyuan Digital Press Technology Industries (China) Co., Ltd. (“Duoyuan China”) and has served as the chairman of our Board and chief executive officer since the closing of the equity transfer on October 6, 2006 until June 29, 2009, the effective date of his resignation as our chief executive officer. Mr. Guo remains as the chairman of our Board. Before Mr. Guo founded Duoyuan China, he was a physics teacher at Beijing Chemical Institute from 1983 to 1989. Mr. Guo is also chairman of Duoyuan Electric Group, a privately owned Chinese company that focuses on property management services, and the founder, chairman and chief executive officer of Duoyuan Global Water Inc. (“Duoyuan Water”), a British Virgin Islands company and a leading China-based domestic water treatment equipment supplier. Mr. Guo received a bachelor’s degree in physics from Beijing Normal University, China.

Xiqing Diao, Director.  Mr. Diao has served as our Director and chief operating officer since November 2005. Mr. Diao also served as our interim chief executive officer from July 9, 2009 to August 26, 2009. He served as vice general manager of Duoyuan Water from August to November 2005, assistant general manager of Duoyuan Electric (Tianjin) Auto Water Pump Co., Ltd., an automobile parts manufacturer, from January to July 2005, and general manager of Operations of Duoyuan Electric Group from January 2003 to December 2004. From May 2001 to December 2002, Mr. Diao served as general manager of No. 1 Division of Duoyuan Water. He was also certified as an ISO9001 :2000 Internal Auditor and an ISO14000 Internal Auditor in 2004. Mr. Diao received a bachelor’s degree in mechanics from Tianjin Textile Technology Institute, China.

Lianjun Cai, Director.  Mr. Cai has served as our Director and chairman of our compensation committee of the Board since April 2007. Mr. Cai served as director of Industrial Committee of Daxing Industrial Development Zone in Beijing, a local government agency that manages real estate development in Daxing Industrial Development Zone, from 2001 to 2004. From 1999 to 2001, he served as general manager of the Management Committee of Daxing Industrial Development Zone, a local government agency that manages land use and development of land located in Daxing Industrial Development Zone. Mr. Cai received a bachelor’s degree in economy management from Beijing Communist Party Committee School, China.

Punan Xie, Director.  Mr. Xie has served as our Director and chairman of our nominating and corporate governance committee since April 2007. Since 2001, Mr. Xie has served as emeritus professor at Beijing Institute of Printing. Mr. Xie served as vice principal of Beijing Institute of Printing from 1987 to 2001. He was the section chief of the Research Department, director of faculty of the Printing Faculty and assistant to the president of the Beijing Institute of Printing from 1985 to 1987. He served as director of the Program of Print Engineering of the National

Higher Education Committee, vice director of the National Standard Committee of Printing Equipment, and vice director of Educational Committee of China Printing Technical Association. Mr. Xie was a technical committee member of China Printing Equipment and Appliance Association, counselor of the expert consultative committee of the Beijing government, valuator for the National Science and Technology Achievement Award and national expert of evaluation of light-industry products and printing equipment import. Mr. Xie received a bachelor of science degree in printing mechanism from the Moscow Institute of Printing, Russia.

James Zhang, Director.  Mr. Zhang has served as our Director and chairman of our audit committee since August 2009. Since July 2008, he has served as the chief financial officer of Allyes Online Media, a subsidiary of Focus Media Group. Mr. Zhang is a qualified chartered accountant in the United Kingdom, and has over 14 years of experience in accounting and finance. Prior to joining Allyes Online Media, Mr. Zhang was the chief financial officer of CGen Digital Media Ltd. (which was subsequently acquired by Focus Media), one of the largest in-store television advertising operators in China, from May 2007 to March 2008. Mr. Zhang was the chief financial officer of China Paradise Electronics Retail Limited, a company listed on the Hong Kong Stock Exchange, from August 2005 to January 2007. Prior to joining China Paradise Electronics, Mr. Zhang was the chief financial officer and chief information officer of B&Q China, a leading home improvement retail chain in China, from September 2001 to May 2005. From 1995 to 2001, Mr. Zhang worked for PricewaterhouseCoopers in London as an audit manager and senior consultant. Mr. Zhang obtained a bachelor’s degree in business economics from Queen Mary & Westfield College, University of London, United Kingdom and a Master of Business Administration from Darwin College, University of Cambridge, United Kingdom in 1993 and 2001, respectively.

Board Recommendation

The Board recommends a vote “for” the ratification of the Board’s nomination of Wenhua Guo, Xiqing Diao, Lianjun Cai, Punan Xie and James Zhang as Directors.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the ratification of the Board’s nomination of Wenhua Guo, Xiqing Diao, Lianjun Cai, Punan Xie and James Zhang.

CORPORATE GOVERNANCE MATTERS

Director Independence

Our Board consists of five members, three of whom have been determined by us to be independent directors within the meaning of the independent director guidelines of the New York Stock Exchange Rules.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Company has Corporate Governance Guidelines, which are applicable to all directors of the Company. In addition, the Company has adopted a code of business conduct and ethics that applies to its directors, officers and employees including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. This code of ethics is included as the Code of Business Conduct and Ethics of Asian Financial, Inc. filed as Exhibit 14.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 with the United States Securities and Exchange Commission (the “SEC”).

Criteria for Board Membership

In recommending candidates for appointment or re-election to the Board, the nominating and corporate governance committee considers the appropriate balance of experience, skills and characteristics required of the Board. It seeks to ensure that at least three directors are independent under the rules of the New York Stock Exchange, that members of the Company’s audit committee meet the financial literacy and sophistication requirements under the rules of the New York Stock Exchange, and at least one member of the Board qualifies as an “audit committee financial expert” under the rules of the SEC. Nominees for director are recommended on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time to Board duties.

Process for Identifying and Evaluating Board Nominees

The nominating and corporate governance committee has nominated incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual shareholder meetings, the nominating and corporate governance committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the nominating and corporate governance committee deems appropriate, a third-party search firm. The nominating and corporate governance committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the nominating and corporate governance committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the nominating and corporate governance committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the shareholders, as appropriate.

The Company has never received a proposal from a shareholder to nominate a director. The Board believes that the nominating and corporate governance committee’s process for the evaluation of a shareholder nominee would be similar to the process outlined above.

Shareholder Nominees

The Board will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Company at No. 3 Jinyuan Road, Daxing Industrial Development Zone, Beijing 102600, People’s Republic of China, and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) the names and addresses of the shareholders making the nomination and the number of the Company’s common shares which are owned beneficially and of record by such shareholders; and

(c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Shareholder Proposals for 2010 Annual Meeting” below.

Board Nominees for the 2009 Annual Meeting

Each of the nominees listed in this proxy statement is a current Director whose appointment is standing for ratification. Of the three independent Directors, Lianjun Cai and Punan Xie were appointed to the Board in 2007 and James Zhang was appointed to the Board in 2009. For each of the three independent Directors, the Company’s chief executive officer recommended him to the nominating and corporate governance committee, which approved his nomination.

Legal Proceedings

To the best of our knowledge, during the past five years, none of our directors or executive officers was involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time, (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses), (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities, and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Duoyuan Electric Group, Duoyuan Water Environment Technology Co., Ltd., and Duoyuan Electric (Tianjin) Auto Water Pump Co., Ltd. are affiliates of Duoyuan China. Duoyuan Electric Electronics Co., Ltd. is a subsidiary of Duoyuan Electric Group.

There are no family relationships among any of the Company’s directors or executive officers.

DIRECTOR COMPENSATION

Only our non-employee Directors are compensated for serving on our Board, and the payments vary depending on the non-employee Directors’ experiences and expertise. Additionally, our non-employee Directors receive $1,000 for attending each meeting of our Board at which there is a quorum, whether in person or by telephone, up to a maximum of $5,000 per fiscal year. There are no other fees or reimbursements paid to our non-employee Directors, except for reimbursements for the traveling expenses incurred due to participation in our Board meetings.

The following table sets forth the compensation paid during fiscal 2009 to our Directors:

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid	Share	Options	Incentive Plan	Compensation	All other
Name of Director	in Cash(1)	Awards	Awards	Compensation	Earnings	Compensation	Total

Wenhua Guo(2)	—	—	—	—	—	—	—
Chairman and Former Chief Executive Officer
Xiqing Diao(3)	—	—	—	—	—	—	—
Chief Operating Officer
Lianjun Cai	$8,824	—	—	—	—	—	$8,824
Christopher Patrick Holbert(4)	$21,000	—	—	—	—	—	$21,000
Punan Xie	$14,117	—	—	—	—	—	$14,117

(1)	Amounts set forth in these columns were paid to or received by the director in Renminbi and were converted into U.S. dollars based on the conversion rate in effect on June 30, 2009.

(2)	Mr. Guo served as Director during fiscal 2008. He did not receive any compensation for his service as Director. Mr. Guo resigned as our chief executive officer effective as of June 29, 2009.

(3)	Mr. Diao served as Director during fiscal 2008. He did not receive any compensation for his service as Director. Mr. Diao was appointed as our interim chief executive officer effective as of July 9, 2009. He served in that capacity until we appointed Mr. Holbert as our chief executive officer on August 26, 2009.

(4)	Mr. Holbert served as director until his resignation in August 2009. He became our chief executive officer on August 26, 2009.

BOARD MEETINGS AND COMMITTEES

To enhance our corporate governance, we have established three committees under our Board: an audit committee, a compensation committee, and a nominating and corporate governance committee. We have adopted a charter for each of these committees. The following three directors of the Company are independent under the rules of the SEC and within the meaning of the independent director guidelines of the New York Stock Exchange Rules: Lianjun Cai, Punan Xie and James Zhang. The committees have the following functions and members.

Audit Committee

Our audit committee reports to our Board regarding the appointment of our independent public accountants, the scope and results of our annual audits, compliance with our accounting and financial policies and management’s procedures and policies relating to the adequacy of our internal accounting controls. The audit committee held four meetings during the fiscal year ended June 30, 2009. Our audit committee consists of James Zhang, Lianjun Cai and Punan Xie. Christopher Patrick Holbert served on our audit committee and as chairman of the audit committee until he resigned to become our chief executive officer on August 26, 2009. Our Board appointed Mr. Zhang as a new member of our Board and chairman of our audit committee on September 2, 2009. Mr. Zhang, having accounting and financial management expertise, serves as the chairman of the audit committee. Our Board has determined that each of the directors serving on the audit committee meets the definition of “independent director” under the applicable requirements of Rule 303A of the New York Stock Exchange Rules and Rule 10A-3 of the Exchange Act. We expect that following our initial public offering our audit committee will continue to consist solely of independent directors. The duties of the audit committee are summarized below and are more fully described in the Audit Committee Charter attached as Appendix C to this proxy statement and which will be posted on our Web site (http://www.duoyuan.com/images/Charter_of_The_Audit_Committee.pdf).

Our audit committee is responsible for, among other things:

•	the appointment, evaluation, compensation, oversight and termination of the work of our independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting);

•	an annual performance evaluation of the audit committee;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing matters or potential violations of law, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters or potential violations of law;

•	ensuring that it receives an annual report from our independent auditor describing our internal control procedures and any steps taken to deal with material control deficiencies and attesting to the auditor’s independence and describing all relationships between the auditor and us;

•	reviewing our annual audited financial statements and quarterly financial statements with management and our independent auditor;

•	reviewing and approving all proposed related party transactions;

•	reviewing our policies with respect to risk assessment and risk management;

•	meeting separately and periodically with management and our independent auditor; and

•	reporting regularly to our Board.

Compensation Committee

Our compensation committee assists the Board in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers. In addition, the compensation committee reviews stock compensation arrangements for all of our other employees. Members of the compensation committee are not prohibited from direct involvement in determining their own compensation. Our chief executive officer will not be permitted to be present at any committee meeting during which his or her compensation is deliberated. The compensation committee held four meetings during the fiscal year ended June 30, 2009. Our compensation committee consists of Lianjun Cai, Punan Xie and James Zhang, with Mr. Cai serving as the chairman of the compensation committee. Christopher Patrick Holbert served on our compensation committee until he resigned to become our chief executive officer on August 26, 2009. Our Board appointed Mr. Zhang as a new member of our Board and as a member of the compensation committee on September 2, 2009. Our Board has determined that all of the members of our compensation committee meet the definition of “independent director” under the applicable requirements of the New York Stock Exchange Rules. The duties of the compensation committee are summarized below and are more fully described in the Compensation Committee Charter attached as Appendix D to this proxy statement and which will be posted on our Web site
(http://www.duoyuan.com/images/Charter_of_The_Compensation_Committee.pdf).

Our compensation committee is responsible for, among other things:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives and setting the compensation level of our chief executive officer based on this evaluation;

•	reviewing and making recommendations to the board with respect to the compensation of our executives, incentive compensation and equity-based plans that are subject to board approval; and

•	providing annual performance evaluations of the compensation committee.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee assists the Board in identifying and selecting or recommending individuals qualified to become our directors, developing and recommending corporate governance principles and overseeing the evaluation of our Board and management. The nominating and corporate governance committee, formerly known as the nominating committee, held four meetings during the fiscal year ended June 30, 2009. Our nominating and corporate governance committee consists of Punan Xie, Lianjun Cai and James Zhang, with Mr. Xie serving as the chairman of the nominating and corporate governance committee. Christopher Patrick Holbert served on our nominating committee until he resigned to become our chief executive officer on August 26, 2009. Our Board appointed Mr. Zhang as a new member of our Board and as a member of the nominating and corporate governance committee on September 2, 2009. Our Board has determined that all of the members of our nominating and corporate governance committee meet the definition of “independent director” under the applicable requirements of the New York Stock Exchange Rules. The duties of the nominating and corporate governance committee are summarized below and are more fully described in the Nominating and Corporate Governance Committee Charter attached as Appendix E to this proxy statement and which will be posted on our Web site
(http://www.duoyuan.com/images/Charter_of_The_Nominating_and_Corporate_Governance_Committee.pdf).

Our nominating and corporate governance committee is responsible for, among other things:

•	selecting and recommending to our board nominees for election or re-election to our board, or for appointment to fill any vacancy;

•	reviewing annually with our board the current composition of the Board with regards to characteristics such as independence, age, skills, experience and availability of service to us;

•	selecting and recommending to our board the names of directors to serve as members of the audit committee and the compensation committee, as well as the nominating and corporate governance committee itself;

•	advising our Board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our Board on all matters of corporate governance and on any remedial action to be taken; and

•	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

The Board met four times during the fiscal year ended June 30, 2009. Each member of the Board attended 75% or more of the Board meetings.

COMMUNICATIONS WITH DIRECTORS

It is the policy of the Company to facilitate communication with the Board. The Company’s shareholders and interested parties may send communications to the Board or the Presiding Director in the manner described below. All communications should be delivered either: (i) in writing addressed c/o the Chief Executive Officer’s Office at No. 3 Jinyuan Road, Daxing Industrial Development Zone, Beijing 102600, People’s Republic of China or (ii) via email to Christopher Patrick Holbert at cholbert66@yahoo.com. Mr. Holbert will review all such correspondence and will regularly forward to the Board copies of all such correspondence that deal with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review all of the correspondence received that is addressed to members of the Board and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the acting audit committee. This will be the first annual meeting since the Company’s current management took over the Company in October 2006.

PROPOSAL 2 — RATIFICATION OF THE INDEPENDENT AUDITOR

At the Annual Meeting, the shareholders will be asked to ratify the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the Company’s independent auditor for the fiscal year ending June 30, 2010. Moore Stephens Wurth Frazer and Torbet, LLP has audited the books and records of the Company for the fiscal years ended June 30, 2007, 2008 and 2009. Representatives of Moore Stephens Wurth Frazer and Torbet, LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Moore Stephens Wurth Frazer and Torbet, LLP for the fiscal years ended June 30, 2009 and 2008.

	Fiscal 2009	Fiscal 2008

Audit Fees[1]	$250,000	$220,000
Audit-Related Fees[2]	$—	$—
Tax Fees[3]	$15,000	$6,000

Total Fees	$265,000	$226,000

(1)	Audit Fees were for professional services rendered for the audits of consolidated financial statements of the Company, statutory audits, consents and assistance with review of documents filed with the SEC.

(2)	Audit-Related Fees were for professional services rendered for financial statement audits of employee benefit plans and audit procedures required to comply with financial, accounting or contractual reporting matters.

(3)	Tax Fees were for permissible tax services including U.S. and foreign tax compliance, tax planning and tax advice that do not impair the independence of the auditor and that are consistent with the SEC’s rules on auditor independence.

Audit Committee’s Pre-Approval Policies and Procedures

The acting audit committee has not adopted any policies and procedures for the pre-approval of all audit and non-audit services to be provided by the Company’s independent auditor and for the prohibition of certain services from being provided by the independent auditor.

Board Recommendation

The Board recommends a vote “for” the ratification of the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the Company’s independent auditor for the fiscal year ending June 30, 2010.

SECURITY OWNERSHIP OF DIRECTORS AND
OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of September 14, 2009, with respect to the beneficial ownership of our common shares:

•	names and addresses of each person known to us to own beneficially more than 5% of our common shares; and

•	each of our directors and executive officers who beneficially own our common shares, and ownership by all of our directors and executive officers as a group.

As of September 14, 2009, we have a total of 25,000,050 common shares issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable. Except as indicated below, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to our common shares shown as beneficially owned by them. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement.

Amount of
	Beneficial		Percentage
Name and Address of Beneficial Owner	Ownership(1)		Ownership(1)

Directors and Executive Officers
Directors
Wenhua Guo(2)	17,562,355	(2)(3)	70.25%
Chairman
Xiqing Diao	—		—
Director and Chief Operating Officer
Lianjun Cai	—		—
Director
Punan Xie	—		—
Director
James Zhang	—		—
Director
Executive Officers
Christopher Patrick Holbert	—		—
Chief Executive Officer
William D. Suh	—		—
Chief Financial Officer
Wenzhong Liu	—		—
Vice President of Sales and Marketing
Yubao Wei	—		—
Chief Technology Officer
All Directors and Executive Officers as a Group (9 members)	17,562,355		70.25%

	Amount of
	Beneficial		Percentage
Name and Address of Beneficial Owner	Ownership(1)		Ownership(1)

Principal Shareholders
Duoyuan Investments Limited	17,562,355	(2)	70.25%
No. 3 Jinyuan Road
Daxing Industrial Development Zone
Beijing 102600, People’s Republic of China
Barry M. Kitt	1,961,698	(4)	7.80%
4965 Preston Park Blvd., Ste 240
Plano, TX 75093
Pinnacle China Fund, L.P.	1,599,613	(4)	6.36%
4965 Preston Park Blvd., Ste 240
Plano, TX 75093

(1)	The percentage of beneficial ownership is based on 25,000,050 common shares outstanding as of September 14, 2009. Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated, each of the shareholders named in this table has sole voting and dispositive power with respect to the common shares shown as beneficially owned by such shareholder. The address for all of our directors and executive officers is c/o Asian Financial, Inc., No. 3 Jinyuan Road, Daxing Industrial Development Zone, Beijing 102600, People’s Republic of China.

(2)	Duoyuan Investments Limited, a British Virgin Islands company, is the direct holder of 17,562,355 common shares. All of the equity interests of Duoyuan Investments Limited is held by Wenhua Guo, the chairman of our Board, who may be deemed the beneficial owner of the 17,562,355 common shares owned by Duoyuan Investments Limited.

(3)	As an inducement to participate in the November 2006 private placement and as set forth in the securities purchase agreement dated October 24, 2006, Wenhua Guo had agreed to cause Duoyuan Investments Limited to deposit 6,899,177 common shares in escrow to be released to Duoyuan Investments Limited or the private placement investors pursuant to the terms set forth in a make good escrow agreement dated October 24, 2006. Duoyuan Investments Limited retained the voting power and dividend rights of these escrow shares until any release of the shares to the private placement investors. The make good escrow agreement set forth annual performance and financial benchmarks for us to meet for each year ended June 30, 2006, 2007 and 2008. A third of the escrow shares would be released promptly to the private placement investors after each annual notification to the escrow agent of our failure to meet the performance and financial benchmarks for any applicable year. A third of the escrow shares would be released promptly to Duoyuan Investments Limited after each annual notification of our success in meeting the performance and financial benchmarks for any applicable year. We met all annual performance and financial benchmarks for the years ended June 30, 2006, 2007 and 2008. All escrow shares have been or will be released to Duoyuan Investments Limited.

(4)	Pinnacle China Fund, L.P. is the direct holder of 1,440,627 common shares and a warrant to purchase 158,986 common shares. Pinnacle China Fund, L.P.’s general partner is Pinnacle China Advisers, L.P. Pinnacle China Advisers, L.P.’s general partner is Pinnacle China Management, L.L.C. Pinnacle China Management, L.L.C. is managed by Kitt China Management, L.L.C., managed by Barry M. Kitt. As a result of Mr. Kitt’s control over these entities, Mr. Kitt may be deemed the beneficial owner of the 1,599,613 common shares beneficially owned by Pinnacle China Fund, L.P.

Pinnacle Fund, L.P. is the direct holder of 362,085 common shares. Pinnacle Fund, L.P.’s general partner is Pinnacle Advisers, L.P. Pinnacle Advisers, L.P.’s general partner is Pinnacle Fund Management, LLC. The sole member of Pinnacle Fund Management, LLC is Mr. Kitt. As a result of Mr. Kitt’s control over these entities, Mr. Kitt may be deemed the beneficial owner of the 362,085 common shares owned by Pinnacle Fund, L.P.

Mr. Kitt expressly disclaims beneficial ownership of the 1,961,698 common shares beneficially owned by Pinnacle China Fund, L.P. and Pinnacle Fund, L.P.

PROPOSAL 3 — AMENDMENTS TO ARTICLES OF INCORPORATION

The Board has approved, subject to shareholder approval, an amendment and restatement of our Articles of Incorporation to clarify certain of its terms, shorten it to conform more closely to those of other public corporations and modern corporate governance practices, and to change the name of the Company. The full text of the proposed Amended and Restated Articles of Incorporation is set forth in Appendix A of this proxy statement.

Reasons to Amend the Articles of Incorporation

Our Articles of Incorporation, as amended, were adopted in 2005. Over the course of the intervening four years, there have been a number of substantive changes made to the Wyoming Business Corporation Act, as well as changes in the practical application of the law. As a result, our current Articles of Incorporation are different from the articles of incorporation of other public companies. More importantly, as changes in Wyoming law have occurred, conforming changes to our Articles of Incorporation have not been made. Finally, certain provisions of our current Articles of Incorporation are vague and thus open to varied interpretation leaving the Company subject to unnecessary risks.

Because the Company’s principal operating subsidiary is named Duoyuan Digital Press Technology Industries (China) Co., Ltd., the Board believes that it is in the Company’s best interest to change its name to “Duoyuan Printing, Inc.”.

Effect of Amendments

By effecting the proposed amendments our Articles of Incorporation would become consistent with Wyoming law, our Bylaws and current practice. The proposed amendments would also amend or eliminate several ambiguous or obsolete provisions and add new provisions related to director liability and director indemnification. The director liability provisions would provide that to the fullest extent now or hereafter permitted by the Wyoming Business Corporation Act, no person who is or was a director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except liability for (i) receipt of a financial benefit to which the director is not entitled; (ii) an intentional infliction of harm on the Company or its shareholders; (iii) a violation of W.S. 17-16-833 of the Wyoming Business Corporation Act related to unlawful distributions; and (iv) an intentional violation of criminal law. The director indemnification provisions would provide that, except in the circumstances outlined in (i) through (iv) of the preceding sentence, the Company may indemnify a director for liability to any person for any action taken or failure to take any action as a director. A table providing an article-by-article summary of the proposed amendments, and reasons for the amendments, is set forth in Appendix B of this proxy statement.

Quorum and Voting Requirements

The following are the quorum and voting requirements to effectuate the proposed amendments:

A majority of the votes entitled to be cast on the matter will constitute a quorum for action on that matter. If a quorum is present, the amendments to the Articles of Incorporation will be approved if the number of votes cast favoring the amendments exceeds the number of votes cast opposing the amendments.

If the proposal is approved, it will become effective upon the filing of the Articles of Amendment and Amended and Restated Articles of Incorporation (which will include this proposal amending and restating our Articles of Incorporation) with the Wyoming Secretary of State, which will occur as soon as reasonably practicable after approval.

Board Recommendation

The Board recommends a vote “for” the approval of the Amended and Restated Articles of Incorporation of the Company in the form attached hereto as Appendix A.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

During the year ended June 30, 2009, our compensation committee was responsible for setting our compensation policies and approving the amount and form of executive compensation. The primary objectives of our compensation committee with respect to our executive compensation program were to attract and retain highly talented and dedicated executives and to align executives’ incentives with the creation of shareholder value. As of June 30, 2009, our compensation committee consisted of Lianjun Cai, Christopher Patrick Holbert and Punan Xie. Mr. Cai served as the chairman of our compensation committee.

During fiscal 2009, our named executive officers consisted of Xiqing Diao, our chief operating officer, Wenhua Guo, our former chief executive officer, William D. Suh, our chief financial officer, and Baiyun Sun, our former interim chief financial officer.

Determining Executive Compensation

In determining the amounts of compensation paid to our named executive officers during fiscal 2009, our compensation committee generally reviewed and considered the level of compensation paid to comparable executives at two publicly listed companies in China: Beiren Printing Machinery Holdings Limited (“Beiren”) and Shanghai Electric Printing & Package Machinery Co., Ltd. (“Shanghai Electric”). Our compensation committee chose these companies because they are Chinese companies operating in the offset printing industry that are of similar size and in a similar stage of development as us. Our compensation committee did not “benchmark” or specifically target our base salary or annual discretionary incentive compensation based on this data. Instead, our compensation committee reviewed the publicly-available compensation information paid by these companies to their named executive officers in order to obtain a general understanding of Beiren and Shanghai Electric’s current compensation practices and ranges.

Elements of Compensation

During fiscal 2009, our executive compensation consisted of an annual base salary and an annual discretionary cash bonus program. We did not grant, and have not historically granted, any stock, stock option or other types of equity compensation. We may implement a long-term equity incentive plan in the future. However, due to the adverse impact of Chinese tax laws, we currently do not consider these types of awards desirable.

Base Salary

Each of our named executive officers’ base salary is supplemented by a position subsidy and a household subsidy, which together represent a “living allowance.” Although these subsidies are not required under Chinese law, they are common practice for Chinese companies when compensating their executives, and our compensation committee noted that both Beiren and Shanghai Electric paid these subsidies. Consistent with our historic practice, our compensation committee utilized a 75%, 15% and 10% ratio for base salary, position subsidy and household subsidy, respectively, during fiscal 2009. Based on its review of the comparative data, our compensation committee believed this ratio to be consistent with the ratios used by other Chinese companies, including Beiren and Shanghai Electric.

The table below sets forth the base salary, position subsidy and household subsidy paid to our named executive officers for fiscal 2009:

			Household
Name and Position	Base Salary	Position Subsidy	Subsidy	Total

Wenhua Guo(1)	$28,100	$5,400	$3,600	$37,100
Chairman and Former Chief Executive Officer
William Suh	$149,000	—	—	$149,000
Chief Financial Officer
Xiqing Diao(2)	$24,900	$4,900	$3,100	$32,900
Chief Operating Officer
Baiyun Sun(3)	$28,100	$5,400	$3,600	$37,100
Controller

(1)	Mr. Guo resigned as our chief executive officer effective as of June 29, 2009.

(2)	Mr. Diao, our chief operating officer, also served as our Interim Chief Executive Officer from July 9, 2009 to August 26, 2009.

(3)	Ms. Sun served as our interim chief financial officer from December 20, 2007 until February 28, 2008. She served as our interim chief financial officer and controller for the remainder of fiscal 2008 after May 21, 2008. On October 1, 2008, Mr. Suh was appointed as our chief financial officer. Upon his appointment, Ms. Sun resigned as interim chief financial officer. Ms. Sun currently serves as our controller.

Wenhua Guo and Baiyun Sun

The base salaries of Wenhua Guo and Baiyun Sun for fiscal 2009 were primarily determined by our compensation committee’s review of (1) the base salaries paid by Beiren and Shanghai Electric and (2) our internal annual base salary level for each category of executive officers, supplemented by the position subsidy and the household subsidy.

The base salary for Mr. Guo and Ms. Sun may be lower than compensation paid by Beiren or Shanghai Electric to their officers, but we generally do not pay Mr. Guo and Ms. Sun higher compensation than those paid by Beiren and Shanghai Electric. We may pay Mr. Guo and Ms. Sun compensation in the higher end of the compensation range when he or she has performed well in a given year. We may pay compensation to Mr. Guo and Ms. Sun in the lower end of the compensation range when his or her performance in a certain year is not deemed satisfactory, or when his or her experience level is not believed to be comparable to those at Beiren or Shanghai Electric holding similar positions.

Our compensation committee reviewed the compensation paid by each of Beiren and Shanghai Electric to their chief executive officer and/or general managers during fiscal 2008. In its review, our compensation committee noted that Beiren’s general manager was paid approximately $47,200 in annual compensation. Our compensation committee also noted that Shanghai Electric reported paying its executive general manager approximately $85,000 in annual compensation for fiscal 2008. Upon review of this information, our compensation committee increased Mr. Guo’s salary from $32,020 in fiscal 2008 to $37,100 in fiscal 2009, a 16% increase.

Similarly, our compensation committee noted that the reported fiscal 2008 annual compensation for Beiren’s financial manager was approximately a total of $36,500 and it was $71,000 for the financial manager of Shanghai Electric. Upon review of this information, our compensation committee increased Ms. Sun’s base salary from $32,020 in fiscal 2008 to $37,100 in fiscal 2009, a 16% increase. During fiscal 2009, Ms. Sun served as interim chief financial officer until September 30, 2008.

Chief Financial Officer

Effective October 1, 2008, William Suh was appointed as our chief financial officer. When determining the base salary for our chief financial officer, our compensation committee adopted a different methodology than the one used for our other executives because our chief financial officer had prior work experience outside China and was familiar with U.S. generally accepted accounting principles (“GAAP”), a key consideration in his hire. For our chief financial officer, our compensation committee reviewed and considered publicly-available salary information for chief financial officers of the following Chinese companies, each of which is listed on a U.S. stock exchange:

eLong, Inc.	Fuwei Films (Holdings) Co., Ltd.
Sohu.com Inc.	Trina Solar Ltd.
Sina.com, Inc.	Canadian Solar Inc.
AsiaInfo Holdings, Inc.	Home Inns & Hotels Management Inc.
WuXi PharmaTech (Cayman) Inc.	Mindray Medical International Ltd.
E-House (China) Holdings Ltd.	New Oriental Education & Technology Group, Inc.
Perfect World Co., Ltd.	Verigy Ltd.
Spreadtrum Communications, Inc.	Himax Technologies, Inc.
Yingli Green Energy Holding Co. Ltd.	China GrenTech Corp. Ltd.
LDK Solar Hi-tech Co., Ltd.	Suntech Power Holdings Co. Ltd.
China Sunergy Co., Ltd.	Actions Semiconductor Co., Ltd.
Acorn International, Inc.	Vimicro International Corp.
Qiao Xing Mobile Communication Co., Ltd.	China Medical Technologies Inc.
Simcere Pharmaceutical Group	Baidu.com, Inc.
Tongjitang Chinese Medicines Company	Focus Media Holding Ltd.
Xinhua Finance Media Ltd.	China Techfaith Wireless Communication Technology Ltd.
JA Solar Holdings Co. Ltd.	Hurray! Holding Co., Ltd.
Solarfun Power Holdings Co., Ltd.	Comtech Group, Inc.

While these companies span a wide range of industries and are not restricted to the offset printing equipment industry, our compensation committee selected them for review to better understand the compensation practices and ranges for chief financial officers of companies operating in China that were also listed on a U.S. stock exchange. These companies are also comparable to us in terms of size and capitalization.

Based on its review of the compensation paid by these companies to their chief financial officers, our compensation committee determined that the annual base salary for our chief financial officer should range from $120,000 to $200,000. Our compensation committee generally believed that a chief financial officer who is familiar with U.S. GAAP, familiar with U.S public company reporting requirements and/or fluent in both English and Chinese should command a substantially higher salary than Chinese candidates who speak and write only Chinese and are familiar only with Chinese accounting principles.

Our compensation committee also considered other subjective factors to determine the precise compensation amount for Mr. Suh, including his past work experience and the level of responsibility required of our chief financial officer. The actual base salary amount was negotiated with the officer at the time of his hire. Based on this information, our compensation committee approved an annual base salary of $192,000 for Mr. Suh.

Discretionary Annual Bonus

Consistent with our historical practice, for fiscal 2009, our compensation committee had the authority to award discretionary annual cash bonuses to our executive officers, including each of the named executive officers. The annual discretionary bonuses are intended to compensate and reward the executives for their individual contributions, as reviewed and determined by our compensation committee on a subjective basis, to our revenue increase and business operations in any given year. Our compensation committee’s decision to award discretionary annual bonuses, if any, and the amount of such bonuses to individual executives are generally determined separate and apart from its consideration of base salary increases due to our compensation committee’s belief that each form of compensation is designed for a different purpose. Six of our executive officers were eligible to receive annual discretionary bonuses during fiscal 2009. William Suh did not receive a bonus during fiscal 2009 due to his short tenure with us.

For each fiscal year where our revenue increased, including for fiscal 2009, our compensation committee sets aside a portion of our revenue growth (e.g., the growth in revenue during the most recently completed fiscal year as compared to the prior fiscal year) as a discretionary bonus pool for our eligible executive officers. Our compensation committee considers several factors when determining the bonus pool size for any given fiscal year, including general industry and market conditions, our sales and profit growth, our gross and net profit margins and how actual growth rates and margins compared to our internal target growth rates and margins established at the beginning of the fiscal year.

Additionally, our compensation committee conducts performance reviews of our executive officers who are eligible for discretionary bonuses. During the performance review, our compensation committee assigns each executive officer a score based on his or her performance. Our compensation committee then determines the average score of all the executive officers reviewed and applies a pre-established formula to yield an annual bonus pool the size of 0.5% to 1% of our revenue growth. If the average performance score is low, the bonus pool will be closer to the lower end of the range. A high average performance score will lead to a bonus pool rate to be closer the high end of the range.

For fiscal 2009, our bonus pool was 0.85% of our revenue growth. In establishing the pool, our compensation committee considered our 18.9% increase in revenue from fiscal 2008 to fiscal 2009 and our 23.2% increase in net income during the same period.

In determining each named executive officer’s individual discretionary bonus for fiscal 2009, our compensation committee established an internal bonus structure, as described below, based on individual qualitative performance benchmarks.

Wenhua Guo’s fiscal 2009 discretionary bonus performance benchmarks included (1) increase overall sales and profit growth; (2) accomplish strategic activities such as introducing new and enhanced products to the market; and (3) recruiting and overseeing the management team. Based on his significant contributions to the growth of our revenue and profit in fiscal 2009 (as described above), Mr. Guo was awarded a discretionary bonus of $10,500 for fiscal 2009.

Baiyun Sun’s performance benchmarks included (1) timely and accurate preparation of our financial data and (2) assisting Mr. Guo in devising and carrying out financial strategies. Our compensation committee determined that Ms. Sun met these performance benchmarks and awarded her a discretionary bonus of $10,500 for fiscal 2009.

The following table shows the bonus pool scores and discretionary bonus amounts for our executive officers, including our named executive officers, for the year ended June 30, 2009:

	Bonus	Amount of
Name and Position	Pool Score	Bonus

Wenhua Guo(1)	19%	$10,500
Chairman and Former Chief Executive Officer
William Suh	—	—
Chief Financial Officer
Xiqing Diao	15%	$8,300
Chief Operating Officer
Wenzhong Liu	31%	$17,000
Vice President of Sales and Marketing
Baiyun Sun(2)	15%	$10,500
Former Interim Chief Financial Officer
Yubao Wei	15%	$8,300
Chief Technology Officer

(1)	Mr. Guo resigned as our chief executive officer effective as of June 29, 2009.

(2)	Ms. Sun served as our interim chief financial officer from December 20, 2007 to March 1, 2008, and May 21, 2008 to October 1, 2008. She currently serves as our controller.

Retirement Benefits

Our Chinese employees, including each of our named executive officers (excluding William Suh), participate in pension programs implemented by Chinese municipal and provincial governments. Our Chinese employees are required to contribute 8% of their monthly base salary to these pension programs. Therefore, we withhold and pay such amounts on behalf of these employees. The amount in the “Salary” column of the Summary Compensation Table below includes each applicable employee’s 8% pension contribution. Municipal statistics bureaus calculate the average monthly salary for employees in a city and establish a pension contribution range. If an employee’s actual monthly salary falls within the prescribed range, his or her actual monthly salary will be used to calculate his or her pension contribution amount. If an employee’s actual monthly salary is outside the range, the average monthly salary calculated by the municipal statistics bureaus will be used to calculate his or her pension contribution amount.

In addition, we are required to contribute 20% of the employees’ monthly salary before tax to the pension programs described above. The monthly base salaries of Wenhua Guo and Baiyun Sun both exceeded the prescribed salary range. Pursuant to PRC regulations, the average monthly salaries established by municipal statistic bureaus, instead of these individuals’ actual monthly salaries, were used to calculate their respective pension contribution amounts. Our 20% contribution to the pension program is reflected in the “All Other Compensation” column of the Summary Compensation table below.

No retirement or pension benefits are determined by an employee’s compensation level or years of service.

Other Compensation

Other than the annual salary for our executive officers, the bonus that may be awarded to executive officers at the discretion of our compensation committee and arrangements with executive officers for the use of a company car, we do not provide any other benefits and perquisites for our executive officers. However, our compensation committee may, in its discretion, provide benefits and perquisites to executive officers if it deems such provisions advisable.

Security Ownership Guidelines

Due to adverse Chinese tax consequences associated with employee equity incentive plans, we do not have a stock granting policy or any stock ownership guidelines.

Summary Compensation Table

The following table sets forth information regarding compensation received by our named executive officers for the years indicated. The compensation of our other executive officers, including Yubao Wei and Wenzhong Liu, did not exceed $100,000 per year.

						Nonequity
	Fiscal			Share	Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary(1)(2)	Bonus(1)(3)	Awards	Awards	Compensation	Compensation(1)(4)	Total(1)

Wenhua Guo(5)	2009	37,100	10,500	—	—	—	1,450	49,050
Chairman and Former	2008	32,020	35,200	—	—	—	1,294	68,514
Chief Executive Officer	2007	25,615	21,500	—	—	—	2,587	49,702
William D. Suh	2009	149,000	—	—	—	—	—	149,000
Chief Financial Officer
Xiqing Diao	2009	32,900	8,300	—	—	—	1,450	42,650
Chief Operating Officer	2008	18,500	12,500	—	—	—	1,196	32,196
	2007	16,900	11,600	—	—	—	1,073	29,573
Baiyun Sun(6)	2009	37,100	10,500	—	—	—	1,450	49,050
Controller	2008	32,020	27,800	—	—	—	1,294	61,114
	2007	25,615	19,200	—	—	—	2,587	47,402

(1)	Amounts set forth in these columns were paid to or received by the executive in Renminbi and were converted into U.S. dollars based on the conversion rate in effect on June 30, 2009.

(2)	The amount in the “Salary” column includes each executive’s 8% contribution to the pension programs. We withhold and pay such percentage on behalf of the employee. For Mr. Guo and Ms. Sun, their contribution was approximately $1,450 and $1,450 in fiscal 2009, respectively.

(3)	Amounts represent the annual discretionary bonus paid to each applicable executive during the respective fiscal year. For more information on the annual discretionary bonuses paid in fiscal 2009, see the “Compensation Discussion and Analysis” above.

(4)	Amounts represent our required contribution to the employee contribution pension program, which amount typically represents 20% of the employee’s annual base salary before taxes.

(5)	Mr. Guo resigned as our chief executive officer effective as of June 29, 2009.

(6)	Ms. Sun served as our interim chief financial officer from December 20, 2007 to March 1, 2008, and May 21, 2008 to October 1, 2008. She currently serves as our controller.

Employment Contracts

All of our executive officers, except William Suh and Christopher Patrick Holbert, have executed standard employment agreements with us, which are governed by Chinese law. Our standard employment agreements are for a fixed period of one year and may be renewed upon both parties’ consents. After ten years of employment, an employee may enter into an employment agreement with us for an indefinite period of time. We did not enter into any new employment agreement with Ms. Sun for her temporary interim chief financial officer positions. Ms. Sun remained bound by her existing employment agreement during such time and currently.

Other than the amount of compensation, the terms and conditions of the employment agreements for our executive officers are substantially the same as those of our standard employment agreements for non-executive employees. Pursuant to our standard employment agreements, we may terminate employees for cause, without notice or severance. If we terminate employment due to economic downturn or performance related reasons, we are obligated to give 30 days advance notice or pay one-month’s salary as severance in lieu of notice. In addition, we may pay additional severance in the amount of one-month’s salary for each year that an employee has served with us. If the monthly wage of an employee is three times greater than the average monthly wage in the previous year for employees as announced by the people’s government at the municipal level directly under the central government or at the city-with-district level where the Employer is located, the rate for the financial compensations paid to him shall be three times the average monthly wage of employees and shall be for not more than 12 years of work. An employee may resign without good reason upon one month’s notice, or resign for good reason without notice.

In the event Mr. Guo or Ms. Sun were to be terminated by us due to economic considerations or unsuitability for their respective positions, we would be obligated to pay each of them up to 12 months of their respective salaries (as of June 30, 2009).

William D. Suh was appointed our chief financial officer, effective as of October 1, 2008. Pursuant to the employment agreement between us and Mr. Suh, Mr. Suh will (a) receive a base salary of $192,000 per year, subject to annual increases at the discretion of our compensation committee, (b) receive a grant of 100,000 stock options to purchase our common shares at the public offering price on the effective date of our public offering and listing of our common shares on the NASDAQ Stock Market’s Global Market or Global Select Market, the New York Stock Exchange or another comparable national stock exchange or marketplace approved by our Board, with a quarter of the options to vest and become exercisable on October 1, 2010 and the remainder of the options to vest ratably on a monthly basis through October 1, 2013, (c) be eligible for annual bonuses, the amount of which is subject to the sole discretion of our compensation committee, and (d) be eligible to receive any other perquisites and benefits offered to our executive officers. For a discussion of how our compensation committee determined Mr. Suh’s compensation, see “ — Base Salary — Chief Financial Officer” above.

Christopher Patrick Holbert was appointed our chief executive officer, effective as of August 26, 2009. Pursuant to the employment agreement between us and Mr. Holbert, Mr. Holbert will (a) receive a monthly base salary of RMB125,280, subject to annual increases at the discretion of our compensation committee, (b) receive an annual retention bonus of RMB410,010, (c) be eligible for additional annual bonuses, the amount of which is subject to the sole discretion of our compensation committee, and (d) be eligible to receive any other perquisites and benefits offered to our executive officers.

Pursuant to Mr. Suh’s employment agreement, we may terminate Mr. Suh without cause and Mr. Suh may resign with or without good reason, upon thirty days’ written notice. Termination by us with cause will be immediate, without written notice. Upon termination by us without cause, Mr. Suh is entitled to severance payment of six months of salary, which could either be paid in lump sum or in six-month installments. To be eligible for such severance payments, Mr. Suh must comply with certain confidentiality provisions and other covenants as stipulated in the Suh Employment Agreement.

Pursuant to Mr. Holbert’s employment agreement, we may terminate Mr. Holbert without cause, upon at least thirty days’ written notice. Mr. Holbert may resign with or without good reason, upon at least sixty days’ written notice. Termination by us with cause will be immediate. Upon termination by us without cause, Mr. Holbert is entitled to severance payment of six months of salary, which could either be paid in lump sum or in six-month installments. To be eligible for such severance payment, Mr. Holbert must comply with certain confidentiality provisions and other covenants as stipulated in the Holbert Employment Agreement.

Termination of Employment and Change-in-Control Arrangements

Gene Michael Bennett

Gene Michael Bennett served as our chief financial officer from July 18, 2007 to December 20, 2007. Upon his resignation, Mr. Bennett executed a letter of resignation and separation agreement, effective December 20, 2007. Pursuant to his agreement, Mr. Bennett continued to serve as an independent outside consultant for a six-month period until June 20, 2008, during which time we paid him $5,000 per month. Mr. Bennett was entitled to no additional compensation from us upon his resignation.

William Milewski

William Milewski served as our chief financial officer from March 1, 2008 to May 21, 2008. Upon his resignation, Mr. Milewski executed a letter of resignation and separation agreement, effective May 31, 2008. Pursuant to his agreement, Mr. Milewski received a bonus equal to one month base salary in recognition of the contributions he made during his employment with us. He also continued to serve as an independent outside consultant for an eight-month period until January 21, 2009, during which time he received $3,500 per month. Mr. Milewski’s consulting agreement became effective June 2008 and the first payment under the consulting agreement was made in July 2008. Mr. Milewski is entitled to no additional compensation from us due to his resignation.

Grants of Plan-Based Awards

During fiscal 2009, neither we nor our subsidiaries granted any stock, stock option or other types of equity compensation, or any non-equity incentive plan compensation awards, to any executive officers.

Outstanding Equity Awards at Fiscal Year-End

We did not have any outstanding equity awards as of June 30, 2009.

Option Exercises and Stock Vested

Because we have not previously granted any equity compensation to the named executive officers, there were no stock option exercises or vesting of stock during fiscal 2009.

Long-Term Incentive Plan Awards

We currently do not have a stock option plan, stock appreciation rights plan or other long-term incentive plans. We may implement a long-term incentive plan in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of our related party transactions:

Liquidated Damages Related to Private Placement

In November 2006, we raised approximately $23.5 million by issuing shares to certain investors in a private placement. We were obligated to (1) register the resale of these shares with the SEC within 90 days of the closing of the private placement, pursuant to a registration rights agreement, and (2) terminate certain related party transactions. We failed to timely register for resale the private placement shares and terminate the related party transactions, resulting in liquidated damages. We recorded liquidated damages and expenses of $2.1 million for the year ended June 30, 2007. There was no interest charge for late payment.

In November 2007, we reached a settlement with the private placement investors to waive the respective liquidated damages owed to them in exchange for either cash or warrants for common shares. Each private placement investor made its own election and, accordingly, we issued to 25 of these private placement investors warrants to purchase 576,425 common shares, and we paid a total of $0.4 million in cash to 10 of these private placement investors. The private placement investors agreed that the our issuance of these warrants and our payments of cash constituted full satisfaction of our obligations to pay them liquidated damages with respect to the penalties under the securities purchase agreement dated October 24, 2006 and the registration rights agreement. We settled the claims for liquidated damages in the third quarter of fiscal 2008.

Make Good Escrow Arrangement

As an inducement to participate in the private placement and as set forth in the securities purchase agreement dated October 24, 2006, Wenhua Guo had agreed to cause Duoyuan Investments Limited to deposit 6,899,177 common shares in escrow to be released to Duoyuan Investments Limited or the private placement investors pursuant to the terms set forth in the make good escrow agreement dated October 24, 2006. Duoyuan Investments Limited retained the voting power and dividend rights of these escrow shares until any release of the shares to the private placement investors. The make good escrow agreement set forth annual performance and financial benchmarks for us to meet for each year ended June 30, 2006, 2007 and 2008. A third of the escrow shares would be released promptly to the private placement investors after each annual notification to the escrow agent of our failure to meet the performance and financial benchmarks for any applicable year. A third of the escrow shares would be released promptly to Duoyuan Investments Limited after each annual notification of our success in meeting the performance and financial benchmarks for any applicable year. We met all annual performance and financial benchmarks for the years ended June 30, 2006, 2007, and 2008. All escrow shares have been released to Duoyuan Investments Limited.

Real Property Related Transactions

Duoyuan China leases property at No. 3 Jinyuan Road, Daxing Industrial Development Zone, Beijing 102600, People’s Republic of China, which consists of 3,080 square meters of space, from Duoyuan Information, a company owned by Wenhua Guo, the chairman of our Board. The property is used as an office building. Duoyuan China originally leased the property at No. 3 Jinyuan Road from Duoyuan Water, a company owned by Mr. Guo. The initial lease had a five-year term from January 1, 2003 to December 31, 2007 and was extended for one year. The annual rent was $136,002. As a result of the property transfer between Duoyuan Water and Duoyuan Information, in which Duoyuan Information became the new owner of the property at No. 3 Jinyuan Road, the initial lease with Duoyuan Water was terminated. We entered into a new lease with Duoyuan Information for a period from July 1, 2008 to December 31, 2009, with annual rent payment of $0.2 million.

Pursuant to the terms of the now terminated lease with Duoyuan Water, Duoyuan China’s rental payments included electricity and water utility costs. During the term of the lease, Duoyuan Water paid Duoyuan China’s portion of the electricity and water bill. As a result, such utility costs became Duoyuan China’s payable to Duoyuan Water. In addition, Duoyuan China transferred some of its employees to Duoyuan Water. The social welfare tax associated with these employees accrued before the transfer, thus that amount became Duoyuan China’s payable to Duoyuan Water. Between July 2007 and December 2007, Duoyuan China paid RMB3.4 million ($0.5 million) to

Duoyuan Water for these accrued payable payments accumulated during calendar years 2005 to 2007. By December 31, 2007, all accrued payables Duoyuan China owed to Duoyuan Water under the terminated lease had been settled.

Langfang Duoyuan leased part of its manufacturing plant to Duoyuan Water Treatment Equipment Manufacturing (Langfang) Co., Ltd, a company 80% owned by Mr. Guo. The lease is valid from October 1, 2004 to September 30, 2009. On May 25, 2007, pursuant to a termination agreement, Langfang Duoyuan and Duoyuan Water Treatment Equipment Manufacturing (Langfang) Co., Ltd terminated the lease. Total rental income for the year ended June 30, 2007 was $0.4 million. We did not receive any rental income for fiscal 2008 and 2009.

Intellectual Property Transfer

Pursuant to a letter of trademark use authorization dated June 30, 2001, Duoyuan Water granted Duoyuan China the use of the “Duoyuan” trademark name. Duoyuan Water transferred the “Duoyuan” trademark name, along with other trademarks Duoyuan Water owned, to Duoyuan Investments Limited effective as of August 21, 2008. On October 2008, Duoyuan China and Duoyuan Investments Limited entered into a registered trademark usage license agreement, pursuant to which Duoyuan Investments Limited granted Duoyuan China a royalty free and perpetual license to use the trademarks owned by Duoyuan Investments Limited, including the “Duoyuan” trademark name.

Pursuant to a letter of patent use authorization dated June 30, 2001, Huiyuan Institute granted Duoyuan China the permanent use of a patent for an automatic offset press ink system quick cleaning device. On December 26, 2002, pursuant to an assignment agreement, Huiyuan Institute assigned this patent to Duoyuan China without charge. On March 11, 2008, Duoyuan China and Huiyuan Institute terminated the original letter of patent use authorization with a termination of letter of patent use authorization.

Sales and Purchase Transactions with Related Parties

After the completion of our Langfang Duoyuan facility, there were approximately $0.4 million in surplus construction materials, which Langfang Duoyuan sold to Duoyuan China at cost. As of December 31, 2006, Duoyuan China had failed to settle this account and violated the related party transaction covenants under the securities purchase agreement dated October 24, 2006. As of June 30, 2007, this receivable account had been fully settled.

Duoyuan China previously engaged Tianjin Automobile Water Pump Co., Ltd., of which Mr. Wenhua Guo is the sole shareholder, as its supplier of certain key parts and components. Duoyuan China made prepayments to Tianjin Automobile Water Pump Co., Ltd. for these parts and components. These pre-payments became related party receivables to Duoyuan China. As of December 31, 2006, Duoyuan China failed to settle this account, which amounted to $38,716, and violated the related party transaction covenants under the securities purchase agreement. During the year ended June 30, 2007, Duoyuan China paid $1.6 million to Tianjin Automobile Water Pump Co., Ltd., and this account was fully settled as of June 30, 2007. We do not plan to engage in any further related party transactions with Tianjin Automobile Water Pump Co., Ltd. in the future.

Loans or Debt with Related Parties

As of June 30, 2005, Duoyuan China received various short-term loans from Duoyuan Water totaling $2.5 million. The loans were non-interest bearing and due on demand. These short-term loans became related party payables to Duoyuan Water. During the year ended June 30, 2006, Duoyuan China paid Duoyuan Water $1.7 million relating to these loans. During the six months ended December 31, 2006, Duoyuan China paid Duoyuan Water $0.5 million relating to these loans. As of June 30, 2007, these short-term loans were fully settled.

During 2006, Duoyuan China also made several short-term loans to Duoyuan Water. The loans were non-interest bearing and due on demand. These short-term loans became related party receivables to Duoyuan China. Duoyuan China failed to settle this receivable account, which amounted to $3.4 million, as of December 31, 2006. As of June 30, 2007, these short-term loans were fully settled.

Promissory Note Conversions

We issued a non-interest bearing convertible promissory note to Dempsey Mork, our former founder, president and chief executive officer who resigned upon the completion of the equity transfer in October 2006, for the principal amount of $50,000, as reimbursement for his payment of certain operational fees and costs we incurred prior to the equity transfer. This note was converted into 372,871 common shares on September 15, 2006. We also issued a non-interest bearing convertible promissory note to Millennium Capital, Inc. for the principal amount of $20,000, as reimbursement of funding assistance it provided to us prior to the equity transfer. Millennium Capital, Inc. is controlled by Jonathan Mork, the son of Dempsey Mork and a director of Roth Capital Partners, our placement agent for the November 2006 private placement. This note was also converted into 372,871 common shares on September 15, 2006.

Indebtedness of Management

None.

Review, Approval or Ratification of Transactions with Related Persons

As provided in our audit committee charter, all related party transactions must be reviewed and approved by our audit committee. As such, we have conducted and will continue to conduct a review of all related party transactions for potential conflicts of interest on an ongoing basis. All such transactions relating to executive officers, directors, and employees must be approved by our audit committee.

As set forth in our audit committee charter, prior to entering into a related party transaction, the related party or responsible management personnel must provide notice of the transaction to our chief financial officer or chief executive officer. Once the chief financial officer or the chief executive officer is notified about a proposed related party transaction, the officer, director, or employee responsible for that related party transaction must then prepare a memorandum regarding the proposed related party transaction for review by the compliance officer. Once reviewed by the compliance officer, the memorandum and any supporting information will be delivered to the audit committee for its consideration. If the related party transaction involves a member of the audit committee, the matter will be forwarded to all of the directors who qualify as independent directors and are not involved in the related party transaction for their consideration. The audit committee or the independent directors, as applicable, will then review and consider the matter and take appropriate action by a majority vote. In addition, the chief financial officer or chief executive officer shall report to the full Board at least quarterly on the status of all existing or proposed related party transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Directors, executive officers and beneficial owners of more than 10% of the Company’s common shares are required by the SEC to furnish the Company with copies of the reports they file. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that during fiscal year 2009, such SEC filing requirements were satisfied.

ANNUAL REPORT ON FORM 10-K

The Company filed its Annual Report on Form 10-K for the year ended June 30, 2009 with the SEC on September 14, 2009. The Annual Report on Form 10-K, including all exhibits, can also be found on the Company’s Web site (www.duoyuan.com) and can be downloaded free of charge. Paper copies of the Annual Report on Form 10-K may be obtained without charge from the Company, and paper copies of exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page will be charged to the requesting shareholder. Shareholders may make requests in writing to the Chief Executive Officer, Asian Financial, Inc., No. 3 Jinyuan Road, Daxing Industrial Development Zone, Beijing 102600, People’s Republic of China.

COMPENSATION COMMITTEE REPORT

The following Report of the Compensation Committee shall not be deemed to be soliciting material nor to be filed with the SEC under the Securities Act or the Exchange Act, nor incorporated by reference in any document so filed.

During fiscal 2009, the compensation committee was chaired by Mr. Cai and also included Christopher Patrick Holbert and Punan Xie. Christopher Patrick Holbert served on our compensation committee until he resigned to become our chief executive officer on August 26, 2009. Our Board appointed Mr. Zhang as a new member of our Board and as a member of the compensation committee on September 2, 2009. Each member of the compensation committee is an independent director as such term is defined under the applicable requirements of the New York Stock Exchange Rules. The duties of the compensation committee are summarized in this proxy statement under “Board Meetings and Committees — Compensation Committee” on page 8 and are more fully described in the Compensation Committee Charter attached as Appendix D to this proxy statement and which will be posted on our Web site (www.duoyuan.com).

After reviewing and discussing with management the Compensation Discussion and Analysis, the compensation committee recommended to the Board, and the Board approved, the inclusion of the Compensation Discussion and Analysis in the Company’s proxy statement on Schedule 14A for the year ended June 30, 2009.

COMPENSATION COMMITTEE

Lianjun Cai (Chair)
Christopher Patrick Holbert
Punan Xie
James Zhang

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers served on our compensation committee or on the compensation committee of another entity during fiscal 2007, 2008 or 2009. None of our executive officers served as director of another entity, other than affiliates of Duoyuan China, during fiscal 2007, 2008 and 2009.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference in any document so filed.

During fiscal 2009, the audit committee was chaired by Christopher Patrick Holbert and also included Lianjun Cai and Punan Xie. Christopher Patrick Holbert served on our audit committee and as chairman of the audit committee until he resigned to become our chief executive officer on August 26, 2009. Our Board appointed Mr. Zhang as a new member of our Board and chairman of our audit committee on September 2, 2009. Mr. Zhang has been identified as an “audit committee financial expert,” as that term is defined under the rules of the SEC. Our Board has determined that each of the directors serving on the audit committee meets the definition of “independent director” under the applicable requirements of Rule 303A of the New York Stock Exchange Rules and Rule 10A-3 of the Exchange Act. We expect that following our initial public offering our audit committee will continue to consist solely of independent directors. The duties of the audit committee are summarized in this proxy statement under “Board Meetings and Committees— Audit Committee” on page 7 and are more fully described in the Audit Committee Charter attached as Appendix C to this proxy statement and which will be posted on our Web site (www.duoyuan.com).

The audit committee assists the Board in its oversight of the integrity of the Company’s financial statements, and the Company’s accounting and financial reporting processes and systems of internal control. Management has primary responsibility for the Company’s internal controls and the preparation of financial statements in accordance with generally accepted accounting principles. The committee also reviews the qualifications, independence and performance of the Company’s independent accountants, who are in turn responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. While the Chairman of the audit committee is an audit committee financial expert as such term is defined in Item 401(h) of Regulation S-K of the Exchange Act, members of the audit committee should not be assumed to be accounting experts and are not deemed to have accepted a duty of care greater than other members of the Board. In discharging their responsibilities, the audit committee members rely on the representations made, and information provided to them, by management and the independent accountants.

The audit committee was responsible for recommending to the Board that the Company’s audited financial statements be included in the annual report for 2009. The audit committee took a number of steps in making this recommendation for 2009, including a series of joint and independent meetings during which, among other matters, the audit committee:

•	Reviewed and discussed with management and representatives of Moore Stephens Wurth Frazer and Torbet, LLP the Company’s audited financial statements. During the course of these discussions, management represented to the audit committee that the audited financial statements were prepared in accordance with generally accepted accounting principles.

•	Discussed with representatives of Moore Stephens Wurth Frazer and Torbet, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. These discussions were intended to assist the Audit Committee in overseeing the Company’s financial reporting and disclosure process.

•	Received and reviewed the written disclosures and the letter from Moore Stephens Wurth Frazer and Torbet, LLP required by Public Company Oversight Board (PCAOB) Ethics and Independence Rule 3526 and discussed with representatives of Moore Stephens Wurth Frazer and Torbet, LLP its independence. This disclosure and discussion informed the audit committee of Moore Stephens Wurth Frazer and Torbet, LLP’s independence, and assisted the Audit Committee in evaluating such independence.

Relying on these reviews and discussions, the audit committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2009.

AUDIT COMMITTEE

Christopher Patrick Holbert
James Zhang
Lianjun Cai
Punan Xie

OTHER MATTERS

As of the time of preparation of this proxy statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

A shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement and form of proxy for the Annual Meeting of shareholders to be held in 2010 must be received by the Company at No. 3 Jinyuan Road, Daxing Industrial Development Zone, Beijing 102600, People’s Republic of China by [    ●    ], 2009. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such proposals.

In addition, if the Company is not notified by the Chief Executive Officer of the Company of a proposal to be brought before the 2010 Annual Meeting by a shareholder on or before [    ●    ], 2009, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

In accordance with the rules of the SEC, we are delivering only one proxy statement to multiple shareholders that share the same address unless we have received contrary instructions from one or more of such shareholders. Upon oral or written request, we will deliver promptly a separate copy of this proxy statement to a shareholder at a shared address to which a single copy of this proxy statement was delivered. If you are a shareholder at a shared address to which we delivered a single copy of this proxy statement and you desire to receive a separate copy of this proxy statement, or if you desire to notify us that you wish to receive a separate proxy statement in the future, or if you are a shareholder at a shared address to which we delivered multiple copies of this proxy statement and you desire to receive one copy in the future, you may call the Company at +8610-6021-2222, or submit your request by mail to Asian Financial, Inc., No. 3 Jinyuan Road, Daxing Industrial Development Zone, Beijing 102600, People’s Republic of China.

By Order of the Board of Directors

Wenhua Guo
Chairman
Beijing, People’s Republic of China
[    ●    ], 2009

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

APPENDIX A

Amended and Restated Articles of Incorporation

THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
DUOYUAN PRINTING, INC.

Article 1.	Name of Corporation: Duoyuan Printing, Inc.

Article 2.	Registered agent name: Pioneer Corporate Services.

Article 3.	Address of Registered Agent: 214 W. Lincolnway Suite 23, Cheyenne, Wyoming 82001.

Article 4.	The mailing address where correspondence and annual report forms can be sent: c/o Karpan & White P.C., 214 W. Lincolnway Suite 25, Cheyenne, WY 82001.

Article 5.	The Corporation shall have the right to issue an unlimited number of shares, both shares of Common Stock and Preferred Stock.

Article 5.1.	In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for any payment of the debts and other liabilities of the Corporation, and subject to the preferential or other rights (if any) of the holders of shares of Preferred Shares in respect thereof, the holders of Common Shares shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of Common Shares held by them. For purposes of this Article, a liquidation, dissolution or winding-up of the Corporation shall not be deemed to be occasioned by or to include: (a) any consolidation or merger of the Corporation with or into another corporation or other entity or (b) a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

Article 6.	Director Liability: To the fullest extent now or hereafter permitted by the Wyoming Business Corporation Act, no person who is or was a director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except liability for:

A) Receipt of a financial benefit to which he is not entitled;

B) An intentional infliction of harm on the corporation or its shareholders;

C) A violation of W.S. 17-16-833 which relates to unlawful distributions;

D) An intentional violation of criminal law.

No amendment to or repeal of this Article 6 shall apply to or have any effect on the liability of any director for or with respect to acts or omissions occurring prior to such amendment or repeal.

Article 7.	Indemnification of Directors: The Corporation may indemnify a director for liability as defined in W.S. 17-16-850(a)(v) for liability to any person for any action taken or failure to take any action as a director except liability for:

A) Receipt of a financial benefit to which he is not entitled;

B) An intentional infliction of harm on the Corporation or its shareholders;

C) A violation of W.S. 17-16-833 which relates to unlawful distributions;

D) An intentional violation of criminal law.

Article 8.	Shareholders may only remove directors for cause.

Article 9.	Vote Requirement for Action Without Meeting: Any action required or permitted by the Wyoming Business Corporation Act to be taken at a shareholders’ meeting may be taken

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without a meeting, and without prior notice, if consents in writing setting forth the action as taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.

Article 10.	A special shareholders’ meeting may be called by the board of directors at any time. If the holders of twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at a proposed special meeting sign and deliver one (1) or more written demands for the meeting, then a special shareholders’ meeting may be held.

Article 11.	The Board of Directors is expressly authorized and empowered to adopt, alter, amend or repeal the Bylaws, but only by the affirmative vote of a majority of directors then in office.

Article 12.	The Corporation shall indemnify, to the fullest extent permitted by the Wyoming Business Corporation Act, as amended, and pursuant to the Bylaws, each person who is or was a director or officer of the Corporation, and may indemnify each employee and agent of the Corporation and all other persons whom the Corporation is authorized to indemnify under the provisions of the Wyoming Business Corporation Act, from and against all expenses, liabilities or other matters arising out of or in any way related to their status as such or their acts, omissions or services rendered in such capacities.

Article 13.	The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

These amendments were adopted at the annual shareholders’ meeting held on                     .

The number of Common Shares indisputably represented at the meeting was                     .

The vote for and against the amendments to the Articles of Incorporation and abstentions were:

For	Against	Abstain

This vote was sufficient for approval by the shareholders.

DATED THIS       day of                , 2009.

Chairman of the Board of
Directors
ATTEST:

Chief Executive Officer

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APPENDIX B

Detailed Summary of Recommended Changes to the Company’s Articles of Incorporation

Current Articles of Incorporation	Proposed Articles of Incorporation	Explanation of Amendment

Current Article One	Proposed Article One

Corporate Name: Asian Financial, Inc.	Duoyuan Printing, Inc.	The Company’s name has changed.

Current Article Two	Proposed Article Two

Registered agent name: Pioneer Corporate Services	No changes proposed

Current Article Three	Proposed Article Three

Address of Registered Agent: 214 W. Lincolnway Suite 23, Cheyenne, WY 82001	No changes proposed

Current Article Four	Proposed Article Four

Mailing Address where correspondence and annual report forms can be sent	No changes proposed	Ms. Margaret White is Wyoming counsel for the Company. On the 2009 Annual Report for the Company filed with the Wyoming Secretary of State, Ms. White changed the Company’s mailing address to her address. With this change, Ms. White will receive all correspondence and the annual report from the Secretary of State to ensure that it is forwarded to the proper officer.

Current Article Five	Proposed Article Five

Number and class of shares the corporation will have the authority to issue:
100,000,000 shares of Common Stock and 1,000,000 shares of Blank Check Preferred Stock	The Company shall have the right to issue an unlimited number of shares, both Common Stock and Preferred Stock.	This amendment is proposed to give the Company flexibility to issue shares. By amending the Articles of Incorporation to allow the Company to issue an unlimited number of authorized shares, the Company can approve additional share offerings without having to convene a meeting of the shareholders to increase the number of authorized shares.

Number and class of shares which are entitled to receive the net assets upon dissolution:

Undetermined	See Explanation of Amendment	Number and class of shares which are entitled to receive the net assets upon dissolution is addressed in the new Article 5.1.

Current Articles of Incorporation	Proposed Articles of Incorporation	Explanation of Amendment

There is no current Article 5.1	Proposed Article 5.1

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment or provision for any payment of the debts and other liabilities of the Company, and subject to the preferential or other rights (if any) of the holders of shares of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Company available for distribution to its shareholders, ratably in proportion to the number of shares of Common Stock held by them. For purposes of this Article, a liquidation, dissolution or winding-up of the Company shall not be deemed to be occasioned by or to include: (a) any consolidation or merger of the Company with or into another corporation or other entity or (b) a sale, lease, exchange or conveyance of all or a part of the assets of the Company.
The original Articles of Incorporation left undetermined the question of who would receive the net assets of the Company upon dissolution.

Current Article Six	Proposed Article Six

Incorporator: Dempsey Mork, 51625 Desert Club Dr, #207, La Quinta, CA 92253
Director Liability.
To the fullest extent now or hereafter permitted by the Wyoming Business Corporation Act, no person who is or was a director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except liability for:

A) Receipt of a financial benefit to which he is not entitled;

B) An intentional infliction of harm on the Company or its shareholders;

C) A violation of W.S. 17-16-833 which relates to unlawful distributions;

D) An intentional violation of criminal law.

No amendment to or repeal of this Article 6 shall apply to or have any effect on the liability of any director for or with respect to acts or omissions occurring prior to such amendment or repeal.

Mr. Dempsey Mork was the original incorporator of Asian Financial, Inc. He is no longer affiliated with the Company and the Company is not required to list its incorporator when amending its Articles of Incorporation.

Virtually all business corporation laws in the various states of the United States allow a corporation to eliminate liability for directors except for specifically defined transgressions. This amendment is needed to ensure that the Company can attract the most qualified individuals to serve on its Board of Directors.

Current Articles of Incorporation	Proposed Articles of Incorporation	Explanation of Amendment

Current Article Seven	Proposed Article Seven

Execution line: Dempsey Mork
Indemnification of Directors.
The Company may indemnify a director for liability as defined in W.S. 17-16-850(a) (v) for liability to any person for any action taken or failure to take any action as a director except liability for:

A) Receipt of a financial benefit to which he is not entitled;

B) An intentional infliction of harm on the Company or its shareholders;

C) A violation of W.S. 17-16-833 which relates to unlawful distributions;

D) An intentional violation of criminal law.

Mr. Dempsey Mork was the original incorporator of Asian Financial, Inc. He is no longer affiliated with the Company.

Indemnifying the directors for all liability which they may face is a common provision in state business corporation laws. This is needed to ensure that the Company can attract and retain the most qualified individuals to serve as directors.

Current Article Eight	Proposed Article Eight

Contact Name: Dempsey Mork, Daytime Phone Number: 760-219-2776	Shareholders may only remove directors for cause.
Mr. Dempsey Mork was the original incorporator of Asian Financial, Inc. He is no longer affiliated with the Company.

This amendment is necessary to give protection to directors so that the Company can attract and retain the most qualified candidates. Without this amendment, shareholders may remove a director with or without cause. The Official Comment to the American Bar Association Revised Model Business Corporation Act defines cause as: criminal conduct, gross abuse of office amounting to a breach of trust or similar type conduct. The Wyoming Business Corporation Act is based on the ABA Revised Model Business Corporation Act. The Official Comment also states that the concept that directors can only be removed for cause is the common law rule. As such, there will be a plethora of case law to guide the Company in the situation where the Company and its counsel must decide whether cause exists for a director to be removed from office by the shareholders.

Current Articles of Incorporation	Proposed Articles of Incorporation	Explanation of Amendment

Proposed Article Nine

No Article 9 in original Articles of Incorporation	Vote Requirement for Action Without Meeting:
Any action required or permitted by the Wyoming Business Corporation Act to be taken at a shareholders’ meeting may be taken without a meeting, and without prior notice, if consents in writing setting forth the action as taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.	Before July 1, 2009, the Wyoming Business Corporation Act required that if shareholders were to approve a matter by written consent without a meeting, that the vote had to be unanimous. In its 2009 session, the Wyoming Legislature amended this law to state that, if a corporation’s articles of incorporation so provide, shareholders may approve an action without a meeting if a majority of the voting power approves the matter. As stated above, the Wyoming Business Corporation Act is based on the ABA Revised Model Business Corporation Act. The ABA Model Act was recently amended to state that shareholder action without meeting by written consent could be accomplished by the minimum number of votes that would have been required if the same matter were voted on at an actual meeting. In 2009, Wyoming amended its law to conform to the ABA Model Act amendment. Under the new Wyoming law, the corporation shall give written notice to non-consenting shareholders describing the action which was approved.

Proposed Article Ten

No Article 10 in original Articles of Incorporation	A special shareholders’ meeting may be called by the Board of Directors at any time. If the holders of twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at a proposed special meeting sign and deliver one (1) or more written demands for the meeting, then a special shareholders’ meeting may be held.	Under the Wyoming Business Corporation Act, the Company may increase the requisite percentage of shareholders calling for a special shareholders’ meeting (not to exceed 25%).

Proposed Article Eleven

No Article 11 in original Articles of Incorporation	The Board of Directors is expressly authorized and empowered to adopt, alter, amend or repeal the Bylaws, but only by the affirmative vote of a majority of directors then in office.
The proposed amendment does not contain any substantive changes regarding the ability to amend the Bylaws and makes this provision more consistent with the provision used by most public companies today.

Notwithstanding this Article, the shareholders have the right under Wyoming law to adopt, amend or repeal any of the Bylaws.

Current Articles of Incorporation	Proposed Articles of Incorporation	Explanation of Amendment

Proposed Article Twelve

No Article 12 in original Articles of Incorporation	The Company shall indemnify, to the fullest extent permitted by the Wyoming Business Corporation Act, as amended, and pursuant to the Bylaws, each person who is or was a director or officer of the Company, and may indemnify each employee and agent of the Company and all other persons whom the Company is authorized to indemnify under the provisions of the Wyoming Business Corporation Act, from and against all expenses, liabilities or other matters arising out of or in any way related to their status as such or their acts, omissions or services rendered in such capacities.
This proposed amendment will allow the Board of Directors to amend the Bylaws as necessary to provide for indemnification of the directors, the officers, employees and agents of the Company.

Proposed Article Thirteen

No Article 13 in original Articles of Incorporation	The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability.
The Wyoming Business Corporation Act at W.S. 17-16-857 prescribes this language.

APPENDIX C

CHARTER OF THE AUDIT COMMITTEE
OF
ASIAN FINANCIAL, INC.

AUTHORITY AND PURPOSE

The Audit Committee (the “Committee”) of Asian Financial, Inc. (the “Company”) is appointed by the Company’s Board of Directors (the “Board”) to oversee the accounting and financial reporting processes, internal controls over financial reporting and audits of the financial statements of the Company. The Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe.

POWERS

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered, without the approval of the Board or management, to engage and compensate independent legal, accounting and other advisors, as it determines necessary to carry out its duties.

The Company shall receive appropriate funding, as determined by the Committee, from the Company for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any independent advisers retained by the Committee in carrying out its duties; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Those tasks are the responsibility of management and the independent auditor.

The Committee may form and delegate authority to subcommittees when appropriate.

All powers of the Committee are subject to the restrictions designated in the Company’s Articles of Incorporation and Bylaws, as amended from time to time (respectively, the “Articles of Incorporation” and “Bylaws”), and by applicable law.

COMMITTEE MEMBERSHIP

The Committee members (“Members”) shall be appointed by the Board and shall serve at the discretion of the Board. The Committee shall consist of such number of directors as shall be determined by the Board.

Each Member shall be an independent director. For purposes hereof, an “independent director” shall be one:

1. who accepts no consulting, advisory or other compensatory fee from the Company other than in his or her capacity as a Member of the Committee, the Board or any other committee of the Board or is not otherwise an affiliated person of the Company,

2. who is free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director, and

3. who otherwise satisfies the then current laws applicable to Members and the listing rules of any securities exchange or securities quotation system on which any of the Company’s securities are listed, including, without limitation, the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under the U.S. Securities and Exchange Act of 1934, as amended (the “Exchange Act”, subject to the exemptions provided in Rule 10A-3(c) under the Exchange Act), applicable rules and regulations (the “Regulations” of the U.S. Securities and Exchange Commission, and the New York Stock Exchange Rules).

The Board shall use its best efforts to ensure that at least one Member shall be a “financial expert,” as defined by Section 407 of the Sarbanes-Oxley Act of 2002, having an understanding of generally accepted accounting principles and financial statements, experience in the preparation or auditing of financial statements of companies generally comparable to the Company, experience in the application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves, experience with internal controls over financial reporting and an understanding of audit committee functions.

Each Member shall be able to read and understand fundamental financial statements in accordance with the New York Stock Exchange Rules. At least one Member shall have past employment experience in finance or accounting, a professional certification in accounting or other comparable experience or background that results in the individual’s possessing the requisite financial sophistication, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

No Member shall simultaneously serve on the audit committee of more than three other public companies.

DUTIES AND RESPONSIBILITIES

The Committee shall oversee the accounting and financial reporting processes, internal controls over financial reporting and audits of the financial statements of the Company. In so doing, the Committee shall endeavor to maintain free and open means of communication among the directors, the independent auditors and the financial management of the Company. In addition, the Committee shall review the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the U.S. Securities and Exchange Commission and the New York Stock Exchange.

The Committee’s policies and procedures shall remain flexible, in order to best react to changing conditions and to ensure to the Board and the Company’s shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In meeting its responsibilities, the Committee is expected to, among other things:

1. With respect to the Company’s independent auditors:

a. Appoint the Company’s independent auditors, determine its compensation and oversee its work (including resolution of any disagreements between management and the independent auditor regarding financial reporting). The Committee shall preapprove all auditing services (including the provision of comfort letters) and non-audit services provided by the independent auditors to the Company and consider whether such services are permissible under applicable law. The Committee may delegate to one or more designated Members the authority to grant preapprovals required by the foregoing sentence. The decisions of any Member to whom authority is delegated hereunder shall be presented to the Committee at each of its scheduled meetings. The independent auditors shall be ultimately accountable to the Board and to the Committee as representatives of the Company’s shareholders.

b. Review the independence of the independent auditors, including a review of management consulting services provided by the independent auditors and related fees. The Committee shall require the independent auditors at least annually to provide a formal written statement delineating all relationships between the independent auditors and the Company consistent with the New York Stock Exchange Rules and request information from the independent auditors and management to determine the presence or absence of a conflict of interest. The Committee shall actively engage the auditors in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors. The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the auditors.

2. Review with management: (i) the scope and responsibilities of an internal audit department, (ii) the appointment, replacement, reassignment or dismissal of an internal audit department manager or director, (iii) the qualifications and experience of any staff of the internal audit department at or above the level of manager, (iv) the internal audit function for performance, sufficiency and effectiveness, (v) the annual budget and work plan for the internal audit department, (vi) the persons within the Company’s senior management and the Committee to whom the internal audit department manager or director shall directly report, (vii) the nature and frequency of reports from the internal audit department manager or director to the Company’s senior management and the Committee and (viii) the internal audit department’s interaction with the independent auditors in developing and implementing the audit plan. The Committee shall work with management to reach a consensus on the foregoing.

3. Review and discuss with management, before release: (i) the audited financial statements and the Management’s Discussion and Analysis proposed to be included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and (ii) if deemed appropriate by the Committee, any other publicly disclosed financial information of the Company, including without limitation quarterly earnings on Form 8-K and press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

4. In consultation with management, cooperate with, and to the extent deemed appropriate by the Members, oversee, the members of any internal disclosure control task force or other group within the Company which is charged with gathering information for the Company’s public reports and filings, considering the materiality of such information and determining disclosure obligations, and consider and respond to any issues and deficiencies relating to the Company’s disclosure controls and procedures which are identified by management or such internal group.

5. The Committee shall discuss with management, the internal auditors and the independent auditors management’s process for assessing the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, including any significant deficiencies or material weaknesses identified.

6. Review and discuss with management the Company’s disclosure in its filings with the U.S. Securities and Exchange Commission prepared pursuant Section 302 of the Sarbanes-Oxley Act of 2002.

7. In consultation with the independent auditors, the internal audit department, if any, and management, consider and review at the completion of the annual examinations and such other times as the Committee may deem appropriate:

a. The Company’s annual financial statements and related notes.

b. The independent auditors’ audit of the financial statements and their report thereon, including the scope of the audit of the Company’s internal controls over financial reporting and financial statements.

c. The independent auditors’ reports regarding critical accounting policies, alternative treatments of financial information and other material written communications between the independent auditors and management.

d. Any deficiency in, or suggested improvement to, the procedures or practices employed by the Company as reported by the independent auditors in their annual management letter.

8. Periodically and to the extent appropriate under the circumstances, it may be advisable for the Committee, with the assistance of the independent auditors, the internal audit department, if any, and/or management, to consider and review the following:

a. Any significant changes required in the independent auditors’ audit plan or auditing and accounting principles.

b. Any difficulties or disputes with management encountered during the course of the audit.

c. The adequacy of the Company’s system of internal controls over financial reporting.

d. The effect or potential effect of any regulatory regime, accounting initiatives or off-balance sheet structures on the Company’s financial statements.

e. Any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

f. Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

9. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

10. Obtain from the independent auditor assurance that it has complied with Section 10A of the Exchange Act.

11. Ensure that the Company has implemented adequate procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls over financial reporting or auditing matters, or potential violations of law, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters or potential violations of law. Such procedures are set forth in the Company’s Code of Business Conduct and Ethics. The Committee shall observe such procedures and any other related procedures which the Committee may establish from time to time.

12. Cooperate with the Company in preparing any reports of the Committee it intends to include in a proxy statement and any other reports required by applicable securities laws and Regulations.

13. Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

14. Report regularly to the Board, including reporting to the Board following meetings of the Committee.

15. Maintain minutes or other records of meetings and activities of the Committee.

16. Review the rationale for employing audit firms other than the principal independent auditors; and, where an additional audit firm has been employed, review the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

17. Meet quarterly with or interview, in separate sessions, the Chief Financial Officer, the senior internal auditing executive and the independent audit firm engagement partner.

Additional Duties & Responsibilities

18. Unless the Board shall designate another committee to handle such matters, on at least a quarterly basis, the Chief Executive Officer or Chief Financial Officer of the Company shall report to the Committee any reports or complaints they have received regarding: (i) actual or potential violations of the Code of Business Conduct and Ethics, (ii) matters related to accounting, internal controls over financial reporting or audits, (iii) corporate fraud, (iv) violations of law (even if deemed to be immaterial), (v) any compliance issues regarding the Code of Business Conduct and Ethics and (vi) confidential, anonymous submissions by employees of the Company regarding questionable accounting or auditing matters. The Committee shall evaluate each such matter in consultation with management and determine appropriate actions, if any, to take, in accordance with the Code of Business Conduct and Ethics.

19. The Committee shall review and discuss accounting pronouncements, initiatives and proposed rule changes relevant to the Company.

20. The Committee shall review on an annual basis any policies adopted by the Committee, including its policy, if any, regarding the pre-approval of audit and non-audit services.

21. Review and approve related party transactions, as defined in SEC Regulation S-K, Item 7.B., in accordance with the Company’s Related Party Transactions Procedures, unless a Member is involved in the related party transaction in which case the transaction shall be reviewed by the disinterested independent directors as provided in such procedures.

22. Meet quarterly with management to review the adequacy and effectiveness of the Code of Business Conduct and Ethics.

PERFORMANCE EVALUATION

The Committee shall annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval. The Committee shall also perform an annual evaluation of its own performance, which shall compare the performance of the Committee with the requirements of this Charter. Such performance evaluation shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the Chairman of the Committee (the “Committee Chair”) or any other Member of the Committee designated by the Committee to make this report.

STRUCTURE AND MEETINGS

The Committee shall conduct its business and meetings in accordance with this Charter, the Articles of Incorporation and Bylaws and any direction set forth by the Board. The Committee Chair shall be designated by the Board or, in the absence of such a designation, by a majority of the Members. The designated Committee Chair shall preside at each meeting of the Committee and, in consultation with the other Members, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. In the absence of the designated Committee Chair at any meeting of the Committee, the Members present at such meeting shall designate a Committee Chair pro tem to serve in that capacity for the purposes of such meeting (not to include any adjournment thereof) by majority vote. The Committee Chair (other than a Committee Chair designated pro tem) shall ensure that the agenda for each meeting is distributed to each Member in advance of the applicable meeting.

The Committee shall meet at least four (4) times each year, at a time and place determined by the Committee Chair, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or the Committee Chair. The Committee may establish its own schedule, provided that it shall provide such schedule to the Board in advance. Special meetings of the Committee may be called by or at the request of any Member of the Committee, any of the Company’s executive officers, the head of the Company’s internal audit department, or the independent auditor, in each case on at least twenty-four hours notice to each Member unless such notice period is waived by the Members of the Committee.

A majority of the appointed Members, but not less than two (2) Members, shall constitute a quorum for the transaction of business. Members may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

Appropriate officers and internal audit and financial personnel of the Company may attend any meeting of the Committee, except for portions of such meetings where the presence of such officers or personnel would be inappropriate, as determined by the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel, internal audit provider or independent auditor to attend a meeting of the Committee or to meet with any Members of, or consultants to, the Committee. The Committee may hold separate executive sessions with management, the independent auditor and/or the Company’s internal audit provider, as appropriate.

Unless the Committee by resolution determines otherwise, any action required or permitted to be taken by the Committee may be taken without a meeting if all Members consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Committee.

MINUTES

The Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board.

APPENDIX D

CHARTER OF THE COMPENSATION COMMITTEE
OF
ASIAN FINANCIAL, INC.

AUTHORITY AND PURPOSE

The Compensation Committee (the “Committee”) of Asian Financial, Inc. (the “Company”) is appointed by the Company’s Board of Directors (the “Board”) to assist the Board in reviewing and approving the compensation structure of the Company’s directors and executive officers, including all forms of compensation to be provided to the Company’s directors and executive officers, and review share compensation arrangements for all of the Company’s other employees. The Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe.

POWERS

The Committee shall be empowered, without the approval of the Board or management, to engage and compensate independent legal, accounting and other advisors, as it determines necessary to carry out its duties. The Committee shall have the sole authority to retain and terminate any consultant that it uses to assist in the Committee’s evaluation of director, Chief Executive Officer or executive officer compensation and shall have the sole authority to approve that consultant’s fees and other retention terms. The Committee shall receive appropriate funding, as determined by the Committee, from the Company for payment of: (a) compensation to any advisor employed by the Committee; and (b) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may form and delegate authority to subcommittees when appropriate.

All powers of the Committee are subject to the restrictions designated in the Company’s Articles of Incorporation and Bylaws, as amended from time to time (respectively, the “Articles of Incorporation” and “Bylaws”), and by applicable law.

COMMITTEE MEMBERSHIP

The Committee members (“Members”) shall be appointed by the Board and shall serve at the discretion of the Board. The Committee shall consist of such number of directors as shall be determined by the Board.

Each Member shall be an Independent Director (as defined below), subject to exemptions provided for in the rules and regulations of the U.S. Securities and Exchange Commission or the New York Stock Exchange. “Independent Director” shall mean a person who meets the then current requirements for “independence” of the applicable rules and regulations of the U.S. Securities and Exchange Commission and New York Stock Exchange.

Unless otherwise directed by the Board, each Member shall serve until such Member ceases to serve as a Member of the Board, or until his or her successor has been duly appointed by the Board.

DUTIES AND RESPONSIBILITIES

The Committee shall be responsible for, among other things, the following:

a. Annually review and approve the Company’s corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of such goals and objectives, and, either as a Committee or together with the other independent directors (as directed by the Board), determine and approve the Chief Executive Officer’s compensation level based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Committee shall consider the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Chief Executive Officer in past years.

b. Annually review and make recommendations to the Board with respect to the compensation of those executive officers who are not the Chief Executive Officer, and incentive-compensation and equity based-plans that are subject to Board approval.

c. Monitor the administration of the Company’s incentive-compensation plans and equity based-plans as in effect and as adopted from time to time by the Board; provided that the Board shall retain the authority to interpret such plans.

d. Approve any new equity compensation plan or any material change to an existing plan where shareholder approval has not been obtained.

e. Approve any share option award or any other type of award as may be required for complying with any tax, securities, or other regulatory requirement, or otherwise determined to be appropriate or desirable by the Committee or Board.

f. Ensure appropriate overall corporate performance measures and goals are set and determine the extent that established goals have been achieved and any related compensation earned.

g. Annually assist the Board in reviewing and approving the compensation structure of the Company’s directors and non-executive officers, including the following: (i) annual base salary levels; (ii) annual incentive compensation levels; (iii) long-term incentive compensation levels; (iv) employment agreements, severance agreements, and change of control agreements/provisions, in each case as, when and if appropriate; and (v) any supplemental or special benefits.

h. Annually review share compensation arrangements for all of the Company’s non-director and non-executive officer employees.

i. Perform such other functions and have such other powers consistent with this Charter, the Articles of Incorporation and Bylaws, and governing law as the Committee or the Board may deem appropriate.

j. If requested by the Board, produce a Committee report on executive officer compensation which may be filed with the U.S. Securities and Exchange Commission.

k. Prepare and issue the evaluation required under “Performance Evaluation” below.

PERFORMANCE EVALUATION

The Committee shall annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval. The Committee shall also perform an annual evaluation of its own performance, which shall compare the performance of the Committee with the requirements of this Charter. Such performance evaluation shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the Chairman of the Committee (the “Committee Chair”) or any other Member of the Committee designated by the Committee to make this report.

STRUCTURE AND MEETINGS

The Committee shall conduct its business in accordance with this Charter, the Articles of Incorporation and Bylaws, and any direction set forth by the Board. The Committee Chair shall be designated by the Board or, in the absence of such a designation, by a majority of the Members. The designated Committee Chair shall preside at each meeting of the Committee and, in consultation with the other Members, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. In the absence of the designated Committee Chair at any meeting of the Committee, the Members present at such meeting shall designate a Committee Chair pro tem to serve in that capacity for the purposes of such meeting (not to include any adjournment thereof) by majority vote. The Committee Chair (other than a Committee Chair designated pro tem) shall ensure that the agenda for each meeting is distributed to each Member in advance of the applicable meeting.

The Committee shall meet at least once a year, at a time and place determined by the Committee Chair, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or the Committee Chair. The Committee may establish its own schedule, provided that it shall provide such schedule to the Board in advance. Special meetings of the Committee may be called by or at the request of any Member of the Committee or any of the Company’s executive officers, in each case on at least twenty-four hours notice to each Member unless such notice period is waived by the Members of the Committee.

A majority of the appointed Members, but not less than two (2) Members, shall constitute a quorum for the transaction of business. Members may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

As necessary or desirable, the Committee may invite any director, officer or employee of the Company, or other persons whose advice and counsel are sought by the Committee, to be present at meetings of the Committee, consistent with the maintenance of confidentiality of compensation discussions. The Chief Executive Officer shall not attend any meeting where the Chief Executive Officer’s performance or compensation are discussed.

Unless the Committee by resolution determines otherwise, any action required or permitted to be taken by the Committee may be taken without a meeting if all Members consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Committee.

MINUTES

The Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board.

APPENDIX E

CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF
ASIAN FINANCIAL, INC.

AUTHORITY AND PURPOSE

The Nominating and Corporate Governance Committee (the “Committee”) of Asian Financial, Inc. (the “Company”) is appointed by the Company’s Board of Directors (the “Board”) to assist the Board in identifying and selecting or recommending nominees for election to the Board, develop and recommend corporate governance principles, and oversee the evaluation of the Board and management. The Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe.

POWERS

The Committee shall be empowered, without the approval of the Board or management, to engage and compensate independent legal, accounting and other advisors, as it determines necessary to carry out its duties. The Committee shall receive appropriate funding, as determined by the Committee, from the Company for payment of: (a) compensation to any advisor employed by the Committee; and (b) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may form and delegate authority to subcommittees when appropriate.

All powers of the Committee are subject to the restrictions designated in the Company’s Articles of Incorporation and Bylaws, as amended from time to time (respectively, the “Articles of Incorporation” and “Bylaws”), and by applicable law.

COMMITTEE MEMBERSHIP

The Committee members (“Members”) shall be appointed by the Board and shall serve at the discretion of the Board. The Committee shall consist of such number of directors as shall be determined by the Board.

Each Member shall be an Independent Director (as defined below), subject to exemptions provided for in the rules and regulations of the U.S. Securities and Exchange Commission or the New York Stock Exchange. “Independent Director” shall mean a person who meets the then current requirements for “independence” of the applicable rules and regulations of the U.S. Securities and Exchange Commission and New York Stock Exchange.

Unless otherwise directed by the Board, each Member shall serve until such Member ceases to serve as a Member of the Board, or until his or her successor has been duly appointed by the Board.

DUTIES AND RESPONSIBILITIES

The Committee shall be responsible for, among other things, the following:

(1) selecting and recommending to the Board nominees for election or re-election to the Board, or for appointment to fill any vacancy;

(2) reviewing annually with the Board the current composition of the Board with regards to characteristics such as independence, age, skills, experience and availability of service to the Company;

(3) selecting and recommending to the Board the names of directors to serve as members of the Audit Committee and the Compensation Committee, as well as the Nominating and Corporate Governance Committee;

(4) advising the Board periodically with regards to significant developments in the law and practice of corporate governance as well as the Company’s compliance with applicable laws and regulations, and making recommendations to the Board on all matters of corporate governance and on any remedial action to be taken; and

(5) monitoring compliance with the Company’s Code of Business Conduct and Ethics by the directors, officers and employees of the Company, including reviewing the adequacy and effectiveness of the Company’s procedures to ensure proper compliance.

In considering potential new directors, the Committee shall review individuals from various disciplines and backgrounds. The Committee shall be responsible for identifying and recommending to the Board qualified candidates for membership to the Board, based primarily on the following criteria:

(1) director candidates shall have the highest personal and professional integrity;

(2) director candidates shall have skills, business experience and industry knowledge useful to the oversight of the Company based on the perceived needs of the Company and the Board at any given time;

(3) director candidates must be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board meetings and committee meetings;

(4) director candidates should have the interest, capacity and willingness, in conjunction with the Board members, to serve the long-term interests of the Company and its shareholders;

(5) to the extent considered appropriate by the Board, a director candidate may be required to be a “financial expert” as defined in Section 407 of the Sarbanes-Oxley Act of 2002; and

(6) director candidates shall be free of any personal or professional relationships that would adversely affect their ability to serve the best interests of the Company and its shareholders.

A director candidate shall have expertise, skills, knowledge and experience that, when taken together with that of other members of the Board, will lead to a Board that is effective, collegial and responsive to the needs of the Company. In making its selection, the Committee shall bear in mind that the foremost responsibility of a director of a Company is to represent the interests of the shareholders as a whole.

The Committee shall also give appropriate consideration to candidates for Board membership recommended for nomination by its shareholders, and shall evaluate such candidates in the same manner as other candidates identified to the Committee.

Members of the Committee shall discuss and evaluate possible candidates in detail prior to recommending them to the Board.

The Committee shall also be responsible for initially assessing whether a candidate would be an Independent Director, subject to exemptions provided for in the rules and regulations of the U.S. Securities and Exchange Commission or the New York Stock Exchange.

PERFORMANCE EVALUATION

The Committee shall annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval. The Committee shall also perform an annual evaluation of its own performance, which shall compare the performance of the Committee with the requirements of this Charter. Such performance evaluation shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the Chairman of the Committee (the “Committee Chair”) or any other Member of the Committee designated by the Committee to make this report.

STRUCTURE AND MEETINGS

The Committee shall conduct its business in accordance with this Charter, the Articles of Incorporation and Bylaws, and any direction set forth by the Board. The Committee Chair shall be designated by the Board or, in the absence of such a designation, by a majority of the Members. The designated Committee Chair shall preside at each meeting of the Committee and, in consultation with the other Members, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. In the absence of the designated Committee Chair at any meeting of the Committee, the Members present at such meeting shall designate a Committee Chair pro tem to serve in that capacity for the purposes of such meeting (not to include any adjournment thereof) by majority vote. The Committee Chair (other than a Committee Chair designated pro tem) shall ensure that the agenda for each meeting is distributed to each Member in advance of the applicable meeting.

The Committee shall meet at least once a year, at a time and place determined by the Committee Chair, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or the Committee Chair. The Committee may establish its own schedule, provided that it shall provide such schedule to the Board in advance. Special meetings of the Committee may be called by or at the request of any Member of the Committee or any of the Company’s executive officers, in each case on at least twenty-four hours notice to each Member unless such notice period is waived by the Members of the Committee.

The Committee shall report, at least annually, to the Board. Prior to the annual meeting of shareholders, the Committee shall recommend to the Board the persons who shall be the nominees of the Board of Directors for the election of whom the Board shall solicit proxies. As part of this process, the Committee shall consider candidates recommended by shareholders of the Company.

A majority of the appointed Members, but not less than two (2) Members, shall constitute a quorum for the transaction of business. Members may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

As necessary or desirable, the Committee may invite any director, officer or employee of the Company, or other persons whose advice and counsel are sought by the Committee, to be present at meetings of the Committee.

Unless the Committee by resolution determines otherwise, any action required or permitted to be taken by the Committee may be taken without a meeting if all Members consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Committee.

MINUTES

The Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board.

Asian Financial, Inc.
Proxy Solicited by the Board of Directors
for the Annual Meeting of Shareholders
to be held [•], 2009
at [•] a.m., local time
at No. 3 Jinyuan Road
Daxing Industrial Development Zone
Beijing 102600, People’s Republic of China
     The undersigned hereby appoints Christopher Patrick Holbert and William D. Suh, or any one of them, and each with full power of substitution, as proxies to vote at the Annual Meeting of Shareholders of Asian Financial, Inc. (the “Company”) to be held on [•], 2009 at [•] a.m., local time, at the Company’s principal executive offices at No. 3 Jinyuan Road, Daxing Industrial Development Zone, Beijing 102600, People’s Republic of China and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all common shares of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.
     1. To ratify the current positions of Wenhua Guo, Xiqing Diao, Lianjun Cai, Punan Xie and James Zhang as directors, to hold office until the 2010 Annual Meeting of Shareholders and until their successors are duly elected and qualified, the nominees listed below:

___	FOR	___	WITHHOLD AUTHORITY
	All nominees listed		to vote (as to all nominees)
(except as indicated
below)
     To withhold authority to vote for any individual nominee, write the nominee’s name on the line provided below.

     2. To ratify the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the Company’s independent auditor for the fiscal year ending June 30, 2010.

___ For	___ Against	___ Abstain
     3. To approve the Amended and Restated Articles of Incorporation of the Company in the form attached hereto as Appendix A.

___ For	___ Against	___ Abstain
The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

Signature(s) of Shareholder(s)

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

Date: , 2009
PLEASE COMPLETE, DATE AND SIGN THIS PROXY
AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.